Exhibit 10.1

SENIOR SECURED SUPERPRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of May 19, 2020,

among

UP ENERGY CORPORATION,

as Parent Guarantor,

ULTRA RESOURCES, INC.,

as Borrower,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

and

The Lenders and Other Parties Party Hereto

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Types of Loans and Borrowings	27
Section 1.04	Terms Generally; Rules of Construction	27
Section 1.05	Accounting Terms and Determinations; GAAP	28
Section 1.06	Divisions	28

ARTICLE II
THE CREDITS

Section 2.01	Commitments	28
Section 2.02	Loans and Borrowings	29
Section 2.03	Requests for Borrowings	30
Section 2.04	Interest Elections	30
Section 2.05	Funding of Borrowings	31

ARTICLE III .
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01	Repayment of Loans	32
Section 3.02	Interest	32
Section 3.03	Alternate Rate of Interest	32
Section 3.04	Prepayments	33
Section 3.05	Administrative Agent Fee	33
Section 3.06	Additional Payment	33

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	34
Section 4.02	Presumption of Payment by the Borrower	35
Section 4.03	Deductions by the Administrative Agent	35
Section 4.04	Collection of Proceeds of Production	35

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01	Increased Costs	35
Section 5.02	Break Funding Payments	36
Section 5.03	Taxes	37
Section 5.04	Mitigation Obligations; Designation of Different Lending Office	40
Section 5.05	Replacement of Lenders	40
Section 5.06	Illegality	41

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01	Closing Date	41
Section 6.02	Conditions to Borrowing of Loans on the Full Availability Date	43

i

Annexes, Exhibits and Schedules

Annex I	Total Commitments
Annex II	Initial Budget
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments as of the Closing Date
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Schedule 1	Approved Counterparties
Schedule 1.2	Existing Investments
Schedule 7.04(c)	Financial Condition; No Material Adverse Change
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.18	Gas Imbalances; Take or Pay; Other Prepayments
Schedule 7.19	Marketing Agreements
Schedule 7.20	Closing Date Swap Agreements
Schedule 9.01	Milestones
Schedule 9.02	Debt
Schedule 9.03	Liens
Schedule 12.01	Notices

THIS SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of May 19, 2020, is among ULTRA RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession (the “Borrower”), UP ENERGY CORPORATION, a Delaware corporation and a debtor and debtor-in-possession (“UP Energy” or the “Parent Guarantor”), each of the Lenders from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

RECITALS

A. On May 14, 2020, the Parent Guarantor and the Borrower and certain of their respective affiliates filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), initiating cases under title 11 of the United States Code (the “Bankruptcy Code”), consolidated administratively under Case No. 20-32631 (the “Chapter 11 Cases”), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

B. The Borrower has requested that, subject to the Orders and the terms and conditions of this Agreement, the Lenders provide Loans to the Borrower; and

C. The Lenders have indicated their willingness, subject to the Orders and the terms and conditions of this Agreement, to provide Loans.

E. NOW, THEREFORE, in consideration of the foregoing recitals, of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2022 Notes” means the 6.875% Senior Notes due 2022 issued by the Borrower.

“2024 Notes” means the 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due 2024 issued by the Borrower.

“2025 Notes” means the 7.125% Senior Notes due 2025 issued by the Borrower.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 12.17.

“Adequate Protection Liens” has the meaning assigned to such term in the Orders.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the Eurodollar Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.06.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The term “Affiliated” has a correlative meaning thereto.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent, and any sub-agents appointed by either of the foregoing.

“Agreement” means this Senior Secured Superpriority Debtor-In-Possession Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Eurodollar Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the avoidance of doubt, the Adjusted Eurodollar Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at which dollar deposits of $5,000,000 with a one month maturity are offered at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Days if such day is not a Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Borrower or any of its Affiliates from time to time concerning or relating to money-laundering, bribery or corruption, including the FCPA.

“Applicable Margin” means, with respect to any Eurodollar Loan, 4.00% per annum and with respect to any ABR Loan, 3.00% per annum.

“Applicable Percentage” means, for each Lender, (a) immediately prior to the initial Borrowing on the Closing Date, the percentage of the aggregate amount of the Commitments of all Lenders represented by the amount of such Lender’s Commitment, and (b) thereafter, the percentage of the aggregate principal amount of all Loans and Commitments then outstanding represented by the amount of such Lender’s Loans and Commitments.

“Approved Budget” means (i) the Initial Budget, and (ii) thereafter, each Updated Budget that is approved by the Required Lenders in accordance with Section 8.21(a).

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, (b) any Person that was, on the date the applicable Swap Agreement is entered into, a Lender or an Affiliate of a Lender even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason, (c) the Persons identified on Schedule 1 and any Affiliates thereof, and (d) and any other Person if such Person or its credit support provider has a long term senior unsecured debt rating of BBB+ (or its equivalent) or higher by S&P and Baa1 (or its equivalent) or higher by Moody’s.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by such Lender, an Affiliate of such Lender or an entity or an Affiliate of an entity that administers or manages such Lender.

“Approved Petroleum Engineers” means Cawley, Gillespie & Associates, Inc., W.D. Von Gonten & Co., Netherland, Sewell & Associates, Inc., Ryder Scott Company Petroleum Consultants, L.P., Wright & Company, Inc. or any other independent petroleum engineers selected by Borrower and reasonably acceptable to the Required Lenders.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefit Plan” means any employee benefit or compensation plan, including those within the meaning of Section 3(3) of ERISA, (whether governed by the laws of the United States or otherwise) to which the Borrower, Parent Guarantor or any Subsidiary incurs or otherwise has or could reasonably be expected to have any obligation or liability, contingent or otherwise.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect on the date hereof, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Notwithstanding the foregoing, (i) the LGS Lease shall not constitute a Capital Lease and (ii) any lease (whether entered into before or after the Closing Date) that would have been classified as an operating lease in accordance with GAAP as in effect on the date hereof will be deemed not to be a Capital Lease.

“Carve-Out” has the meaning assigned to such term in the Orders.

“Cash Equivalents” means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(b) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s;

(c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; and

(d) shares of any SEC registered 2a-7 money market fund that has net assets of at least $500,000,000 and the highest rating obtainable from either Moody’s or S&P.

“Cash Management Order” means that certain Debtors’ Emergency Motion for Entry of Interim and Final Orders Authorizing the Debtors to Continue to (I) Operate Their Cash Management System and Maintain Existing Bank Accounts and (II) Perform Intercompany Transactions, dated as of May 15, 2020, filed with the Bankruptcy Court, which shall be in full force and effect and shall not be reversed, vacated, stayed, amended, supplemented or otherwise modified or subject to the possibility of appeal, in each case, without the prior written consent of the Required Lenders.

“CFTC Hedging Obligation” means any Obligation in respect of any agreement, contract, confirmation or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Change in Control” means

(a) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), shall at any time have acquired direct or indirect beneficial ownership of voting power of the outstanding Equity Interests of Ultra Petroleum having more than 35% of the ordinary voting power for the election of directors of Ultra Petroleum; or

(b) at any time Continuing Directors shall not constitute at least a majority of the directors of Ultra Petroleum; or

(c) a “Change in Control” (as defined in the documentation for any Material Debt) shall have occurred and as a result thereof the maturity of such Material Debt is accelerated, the obligor on such Material Debt is obligated to offer to Redeem such Material Debt, or the obligee on such Material Debt shall otherwise have the right to require the obligor thereon to Redeem such Material Debt; or

(d) Ultra Petroleum shall at any time cease to have beneficial ownership, and the power to vote or direct the voting, of at least 100% of the outstanding Equity Interests in the Borrower.

As used in this definition, “beneficial ownership” (which may be direct or indirect) has the meaning provided in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property which is, or is purposed to be, subject to a Lien under one or more Security Instruments; provided, however, that the Collateral shall not include Excluded Assets.

“Commitment” means, with respect to any Lender, such Lender’s obligation to make Loans pursuant to Section 2.01 in the amount and percentage set forth opposite its name on Annex I as modified from time to time pursuant to this Agreement and pursuant to assignments by or to such Lender pursuant to Section 12.04(b). On the Closing Date, the aggregate Commitments of all Lenders is $25,000,000.

“Commodities Account” shall have the meaning set forth in Article 9 of the Uniform Commercial Code.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder, and the application or official interpretation of any thereof.

“Company Materials” has the meaning assigned such term in Section 8.01.

“Confirmation Order” means the final order entered by the Bankruptcy Court in the Chapter 11 Cases confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code, in form and substance acceptable to the Administrative Agent and the Required Lenders, which shall be in full force and effect and shall not be reversed, vacated, stayed, amended, supplemented or otherwise modified or subject to the possibility of appeal, in each case, without the prior written consent of the Required Lenders.

“Consenting Lenders” has the meaning assigned to such term in the Restructuring Support Agreement.

“Consolidated Restricted Subsidiaries” means each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Continuing Director” means, at any date, an individual (a) who is a director of Ultra Petroleum on the Closing Date, (b) who, as of the date of determination, has been a director of Ultra Petroleum for at least the twelve preceding months, (c) who is nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Ultra Petroleum, or (d) who is appointed by directors so nominated, appointed or approved.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower, Parent Guarantor and the other Guarantors, and each individually a “Credit Party”.

“Credit Rating” means (x) the corporate credit rating of the Borrower issued by S&P or Fitch or the corporate family rating of the Borrower issued by Moody’s, as applicable and (y) a credit rating of the facility evidenced by this Agreement by S&P or Moody’s.

“Debt” means, for any Person:

(a) obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments;

(b) obligations of such Person (whether contingent or otherwise) in respect of letters of credit for which such Person is the applicant;

(c) obligations of such Person with respect to Disqualified Capital Stock;

(d) obligations of such Person under Capital Leases or Synthetic Leases;

(e) obligations of such Person to pay the deferred purchase price of Property;

(f) Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided, however, that in the case of Debt of the type described in this clause (f), the amount of such Debt shall be deemed to be the lesser of (1) such Person’s liability for such Debt and (2) the book value of such property;

(g) Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made, including by means of obligations to pay for goods or services even if such goods or services are not actually taken, received or utilized) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(h) Debt (as defined in the other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement, but only to the extent of such liability; and

(i) obligations owing by a Person or any other Person guaranteeing such Person’s Debt under one or more Swap Agreements with the same counterparty that, at the time in question, have a net Swap Termination Value in favor of such counterparty (i.e., such Person or any other Person guaranteeing such Person’s Debt is “out of the money”) that exceeds the Threshold Amount;

provided, however, that “Debt” does not include (i) obligations with respect to surety, performance or appeal bonds and similar instruments, (ii) trade accounts and other similar accounts that are payable no later than 120 days after invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (iii) obligations under the LGS Lease.

“Debtors” means, collectively, the Borrower and Parent Guarantor and certain of their Subsidiaries, each in their capacity as debtors and debtors-in-possession in the Chapter 11 Cases.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” shall have the meaning set forth in Article 9 of the Uniform Commercial Code.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia, provided that a Subsidiary of a Foreign Subsidiary is not a Domestic Subsidiary.

“E&P Subsidiary” has the meaning assigned to such term in Section 9.11.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to public health (regarding human exposure to Hazardous Materials), protection of, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which Parent Guarantor, the Borrower or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of Parent Guarantor, the Borrower or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all regulations and published guidance thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) under common control with Parent Guarantor, the Borrower or a Subsidiary or together with Parent Guarantor, the Borrower or a Subsidiary is a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b) or (c) of section 414 of the Code (or subsections (m) or (o) of section 414 of the Code with respect to a Plan that is subject to the minimum funding requirements of section 412 of the Code).

“ERISA Event” means (a) a reportable event, as defined in section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived under applicable regulations or otherwise); (b) a withdrawal by Parent Guarantor, the Borrower, a Subsidiary or an ERISA Affiliate from a Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under section 4062(e) of ERISA; (c) [reserved], (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as termination under section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan; (e) an event or condition which constitutes grounds under section 4042 of ERISA for termination of, or the appointment of a trustee to administer, any Plan; (f) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could reasonably be expected to result in any material liability to Parent Guarantor, the Borrower or any Subsidiary; (g) the requirement of Parent Guarantor, the Borrower, a Subsidiary, or an ERISA Affiliate to post a bond or security under Section 436(f) of the Code; (h) Parent Guarantor, the Borrower or any Subsidiary incurs any material tax liability with respect to any Benefit Plan (including pursuant to Sections 4975, 4980B, 4980D, 4980H or 4980I of the Code, as applicable), or (i) any similar event to the foregoing in clauses (a)-(h) or violation of any requirement of law with respect to any Benefit Plan subject to requirements of law outside of the United States.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i), (ii) or the proviso thereto is less than one percent per annum, the Adjusted Eurodollar Rate will be deemed to be one percent per annum.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Event of Default Occurrence” has the meaning assigned to such term in Section 10.02.

“Excluded Assets” means (a) any assets to the extent the grant of security interests in such assets would result in material and adverse tax consequences to the Parent Guarantor, the Borrower or any Subsidiary that is a Credit Party, in each case as reasonably determined by the Borrower in writing delivered to the Collateral Agent and agreed by the Required Lenders and (b) any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation); provided, however, that “Excluded Assets” shall not include any proceeds from the sale or other disposition of Excluded Assets or any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets).

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies (i) which are not delinquent, (ii) which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (iii) the nonpayment of which is required by the Bankruptcy Code; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlords’, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business and consistent with past practice and incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens which arise in the ordinary course of business and consistent with past practice under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, which are usual and customary in the Oil and Gas Business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower or any other Credit Party or materially impair the value of any material Property subject thereto; (e) bankers’ liens, rights of set off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements and other title defects in any Property of the Borrower or any other Credit Party, that in each case do not secure Debt and that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any other Credit Party or materially impair the value of such Property subject thereto; (g) Liens to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of government benefits or insurance and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice; (h) Liens, titles and interests of lessors (including sub-lessors) of property leased by such lessors to the Borrower or any other Credit Party, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s or such other Credit Party’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which the Borrower’s or such other Credit Party’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not secure Debt of the Borrower or any other Credit Party and do not encumber Property of the Borrower or any other Credit Party other than the Property that is the subject of such leases and items located thereon; (i) Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to the Borrower or any other Credit Party, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s or such other Credit Party’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which the Borrower’s or such other Credit Party’s license interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record and solely to the extent incurred in the ordinary course of business and consistent with past practice, provided that such Liens do not secure Debt of the Borrower or any other Credit Party and do not encumber Property of the Borrower or any other

Credit Party other than the Property that is the subject of such licenses; and (j) judgment and attachment Liens not giving rise to an Event of Default. Provisions in the Loan Documents allowing Excepted Liens or other Permitted Liens on any item of Property shall be construed to allow such Excepted Liens and other Permitted Liens also to cover any improvements, fixtures or accessions to such Property and the proceeds of and insurance on such Property, improvements, fixtures or accessions. No intention to subordinate any Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Liens. The term “Excepted Liens” shall not include any Lien securing Debt for borrowed money.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Swap Obligation” means, with respect to the Borrower and the Guarantors individually determined, any CFTC Hedging Obligation if, and solely to the extent that, all or a portion of the guarantee of the Borrower or such Guarantor of, or the grant by the Borrower or such Guarantor of a security interest to secure, such CFTC Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of the Borrower’s or such Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act) with respect to such CFTC Hedging Obligation at any time such guarantee or grant of a security interest becomes effective with respect to such CFTC Hedging Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment to such Lender that was requested by the Borrower under Section 5.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c) Taxes attributable to such Recipient’s failure or inability to comply with Section 5.03(g), and

(d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than one percent per annum, the Federal Funds Effective Rate for such day will be deemed to be one percent per annum.

“Final DIP Order” means the final order entered by the Bankruptcy Court in the Chapter 11 Cases approving the Loans and this Agreement on a final basis that is consistent with the Restructuring Support Agreement, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, which shall be in full force and effect and shall not be reversed, vacated, stayed, amended, supplemented or otherwise modified or subject to the possibility of appeal, in each case, without the prior written consent of the Required Lenders.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, or controller of such Person or any other natural person principally responsible for the financial matters of such Person. Unless otherwise specified, all references herein to a Financial Officer mean a Financial Officer of the Borrower.

“Fitch” means Fitch Ratings, Inc. and any successor thereto that is a nationally recognized rating agency.

“Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder and (v) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Full Availability Date” means the first date on which the conditions precedent set forth in Section 6.02 have been satisfied or waived by the Required Lenders.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means the Parent Guarantor and each other Restricted Subsidiary that executes the Guaranty and Collateral Agreement or a joinder thereto.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement executed by the Borrower and the Guarantors on the Closing Date in form and substance satisfactory to the Administrative Agent pursuant to which (a) the Guarantors guaranty, on a joint and several basis, payment of the Obligations, and (b) the Borrower and the Guarantors grant security interests on the Borrower’s and the Guarantors’ personal property constituting “Collateral” as defined therein in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, as the same may be amended, modified, supplemented or restated from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law due to its hazardous or toxic characteristics including: any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedging Order” means, collectively, the orders entered by the Bankruptcy Court in the Chapter 11 Cases, approving the Credit Parties’ (and their Affiliates’, if applicable) entry into hedging arrangements during the Chapter 11 Cases and providing certain first priority Lien status to such hedging arrangements, which order shall be in form and substance acceptable to the Administrative Agent and the Required Lenders and shall be in full force and effect, and shall not be reversed, vacated, stayed, amended, supplemented or otherwise modified without the prior written consent of the Required Lenders; provided, that the Hedging Order shall not permit Swap Agreements to (i) be secured by any assets of any Credit Party on a pari or senior basis to the Lien securing the Obligations or (ii) have a superpriority claim which is pari passu with, or senior to, the Obligations, in each case, other than Secured Swap Agreements permitted by this Agreement. For purposes hereof, it is agreed and understood that that certain Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Enter Into, and Perform Under, Hedging Arrangements on a Postposition Basis, and (II) Grant First Priority Liens, dated as of May 15, 2020 and filed with the Bankruptcy Court is acceptable to the Administrative Agent and the Required Lenders.

“Highest Lawful Rate” means, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Industry Competitor” means (a) any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that, directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells) and (b) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any such Person (other than any Affiliates of the Borrower); provided that any Person that would be an Industry Competitor hereunder shall not constitute an Industry Competitor if (x) such Person is a bank, financial institution, bona fide debt fund or investment vehicle that is engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course of business and (y) no Industry Competitor or Affiliate described in the foregoing clauses (a) and (b) directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity.

“Industry Investment” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including: (1) ownership interests in oil and gas properties or gathering, transportation, processing, electricity and power generation, or related systems; and (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.

“Initial Availability Amount” means, with respect to each Lender, its pro rata portion of $10,000,000 (such pro rata portion calculated based on such Lender’s aggregate Commitment as compared to the Commitments of all Lenders in the aggregate). As of the Closing Date, the aggregate Initial Availability Amount of all Lenders is $10,000,000.

“Initial Budget” means that certain budget attached as Annex II hereto, as the same may be amended, supplemented or modified from time to time in the form of an Approved Budget.

“Initial Reserve Report” means that certain reserve report as of March 31, 2020 delivered by the Borrower prior to the Closing Date to the Pre-Petition RBL Administrative Agent and the Pre-Petition Term Loan Agent.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means with respect to any ABR Loan, the last Business Day of each calendar month, and with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim DIP Order” means an interim order entered by the Bankruptcy Court in the Chapter 11 Cases approving the Loans and the facilities evidenced by this Agreement on an interim basis, which order shall be consistent with the Restructuring Support Agreement and in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders and shall be in full force and effect, and shall not, subject to entry of the Final DIP Order, be reversed, vacated, stayed, amended, supplemented or otherwise modified without the prior written consent of the Required Lenders. For purposes hereof, it is agreed and understood that that certain Debtors’ Emergency Motion For Entry Of Interim And Final Orders (A) Authorizing The Debtors To Obtain Senior Secured Priming Superpriority Postpetition Financing, (B) Authorizing Use Of Cash Collateral, (C) Granting Liens And Providing Superpriority Administrative Expense Status, (D) Granting Adequate Protection, (E) Modifying Automatic Stay (F) Scheduling A Final Hearing, And (G) Granting Related Relief, dated as of May 15, 2020, and filed with the Bankruptcy Court is acceptable to the Administrative Agent and the Required Lenders.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, for any Person:

(a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);

(b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or equity interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person;

(c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit both before and after such purchase or acquisition; or

(d) the entering into of any guarantee of, or other surety obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person;

provided that accounts receivable acquired in the ordinary course of business do not constitute Investments.

“IRS” means the United States Internal Revenue Service.

“Lenders” means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LGS Lease” means the lease agreement pursuant to which Parent Guarantor or its Subsidiary leases the liquids gathering system used for the purposes of gathering, separating, collecting and delivering for sale or transport condensate and water, together with associated natural gas, produce from natural gas and oil wells located in the Pinedale field in Sublette County, Wyoming.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower or any other Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation, unwind or early termination of all or any part of such Swap Agreement; provided that for purposes of this definition, a Swap Agreement shall not be deemed to have been Liquidated if, (a) such Swap Agreement is novated to an Approved Counterparty, with the Borrower or another Credit Party being the “remaining party” for purposes of such novation, or (b) upon its sale, assignment, novation, unwind or early termination, it is replaced, in a substantially contemporaneous transaction, with one or more Swap Agreements with prices, tenors and volumes not less favorable to the Credit Parties than those of such replaced Swap Agreements and without cash payments to the Borrower or any other Credit Party in connection therewith. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Liquidity” means as of any time of determination, the sum of (i) the amount of unrestricted cash and Cash Equivalents of the Credit Parties that is not subject to a Lien at such time (other than Permitted Liens) and (ii) the aggregate amount of undrawn Commitments under this Agreement.

“Loan Documents” means this Agreement, the Notes, the Payment Letters, the Security Instruments (including the Orders), and any other agreement, document or instrument entered into by any Credit Party in connection herewith or therewith, together with any amendment, supplement, waiver, or other modification to any of the foregoing.

“Loans” means the loans made by the Lenders pursuant to the terms hereof.

“Management Conference Call” has the meaning assigned to such term in Section 8.21.

“Material Adverse Effect” means, other than (x) as a result of events related to or leading up to and following the filing of the Chapter 11 Cases (or that occur as a result of implementation of the Plan of Reorganization) and any defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the filing of the Chapter 11 Cases, and (y) the filing of the Chapter 11 Cases, any event, change, effect, occurrence, development, circumstance, condition, result, state of fact or change of fact, or the worsening of any of the foregoing (each, an “Event”), that, individually or together with all other Events, has had or would reasonably be expected to have, a material adverse effect on either (i) the business, operations, assets, financial condition or results of operations of the Parent Guarantor, the Borrower and their Restricted Subsidiaries, taken as a whole, or (ii) the material rights and remedies available to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, in each case, under the Loan Documents or (iii) the ability of the Credit Parties, taken as a whole, to perform their payment obligations to the Lenders, in each case, under the Loan Documents.

“Material Debt” means Debt (other than the Obligations) of the Borrower or any other Credit Party with a principal amount in excess of the Threshold Amount.

“Maturity Date” means the earliest of: (a) the date that is six calendar months from the Closing Date; provided, that the date described in this clause (a) may be extended at any time and from time to time (but no more than twice total) for a time period of one calendar month per extension, so long as no Default or Event of Default has occurred and is continuing at the time of such extension and the Required Lenders have consented to such extension in writing; (b) the date that is three (3) Business Days after the Petition Date if the Interim DIP Order has not been entered by the Bankruptcy Court on or before such date; (c) the date that is forty (40) calendar days after the Petition Date if the Final DIP Order has not been entered by the Bankruptcy Court on or before such date; (d) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (e) the date of acceleration of the Loans and the termination of the Commitments after the occurrence of an Event of Default in accordance with the terms of this Agreement; and (f) the Plan Effective Date (or the effective date of any other chapter 11 plan).

“Milestones” has the meaning set forth in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Notes” means the promissory notes by the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Notes Documents” means each indenture or agreement providing for the 2022 Notes, the 2024 Notes and the 2025 Notes, all guaranties of the foregoing, and any other instruments or agreements made or delivered by Parent Guarantor, the Borrower or any Restricted Subsidiary in connection with the foregoing, in each case, as amended, restated, modified, supplemented, renewed or replaced in any manner (whether upon or after termination or otherwise) from time to time.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil (WTI) futures contract for such month, and (ii) for natural gas, the closing settlement price for the Natural Gas (Henry Hub) futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Obligations” means any and all amounts, payments or premiums owing or to be owing (including all interest on any of the Loans, any interest accruing at any post-default rate and interest accruing after the filing of the Chapter 11 Cases or any other petition in bankruptcy, or the commencement of any other insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor (or which could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) (a) to the Administrative Agent, the Collateral Agent or any Lender under any Loan Document or (b) to any Secured Swap Party under any Secured Swap Agreement, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Party ceases to be a Secured Swap Party or (ii) after assignment by a Secured Swap Party to another Person who is not a Secured Swap Party; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Obligations” owing by such Guarantor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Business” means the business of acquiring, exploring, drilling, exploiting, developing, producing, operating, treating, storing, gathering, processing, and selling oil and gas and the products thereof, together with activities (including physical and financial hedging and swapping) that are ancillary thereto.

“Oil and Gas Properties” means rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature and including any interests acquired pursuant to unit agreements, pooling agreements and declarations of pooled units; provided, that, for the avoidance of doubt, “Oil and Gas Properties” shall exclude all easements and rights of way used or to be used in connection with any gathering system. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means any and all Oil and Gas Properties owned at the time in question by the Borrower and the other Credit Parties.

“Orders” means the Interim DIP Order and/or the Final DIP Order, as the context requires.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04 or Section 5.05).

“Participant” has the meaning set forth in Section 12.04(c).

“Participant Register” has the meaning set forth in Section 12.04(c).

“Payment Letters” means (x) the Payment Letter dated as of the Closing Date among the Borrower and certain Lenders and (y) the Fee Letter dated as of a date on or before the Closing Date by and among the Borrower and the Administrative Agent and Collateral Agent.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Permitted Investments” means:

(a) any Investment in the Borrower or any Subsidiary Guarantor;

(b) any Investment in cash and Cash Equivalents;

(c) [reserved];

(d) any Investment made as a result of the receipt of non-cash consideration from a Transfer permitted under Section 9.11;

(e) [reserved];

(f) any Investments received (i) in compromise or resolution of, upon satisfaction of judgments with respect to, (A) obligations of trade creditors or customers that were Incurred in the ordinary course of business and consistent with past practice of the Parent Guarantor, the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Parent Guarantor, the Borrower or any Restricted Subsidiary with respect to any secured Investment in default;

(g) any Debt or Guaranty of Debt of the Parent Guarantor, the Borrower or a Restricted Subsidiary permitted to be incurred by Section 9.02;

(h) any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and set forth on Schedule 1.2, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted under this Agreement;

(i) [reserved];

(j) Guaranties by the Parent Guarantor, the Borrower or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Debt, in each case entered into by the Parent Guarantor, the Borrower or any Restricted Subsidiary in the ordinary course of business and consistent with past practice;

(k) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and consistent with past practice by the Parent Guarantor, the Borrower or any Restricted Subsidiary;

(l) [reserved];

(m) [reserved];

(n) to the extent constituting Investments, Industry Investments in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding not to exceed $1,000,000; and

(o) other Investments (other than Investments in Subordinated Debt of the Parent Guarantor, the Borrower or any of their respective Subsidiaries) that do not exceed $500,000 in the aggregate at any time.

In determining whether an Investment is a Permitted Investment, the Parent Guarantor may allocate all or any portion of any Investment (and not later reallocate all or any portion of any such Investment) to one or more of the above clauses (a) through (o) and any of the provisions of Section 9.04.

“Permitted Lien” means any Lien permitted under Section 9.03.

“Permitted Variance” has the meaning assigned such term in Section 9.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means May 14, 2020.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), that is subject to Title IV of ERISA or section 412 of the Code and that is sponsored, maintained or contributed to by Parent Guarantor, the Borrower or a Subsidiary or with respect to which any of them has or could reasonably expect to have any liability, including on account of an ERISA Affiliate.

“Plan Effective Date” means the “Effective Date” as defined in the Plan of Reorganization.

“Plan of Reorganization” means the plan of reorganization filed in the Chapter 11 Cases (including all related schedules, supplements, exhibits and orders, as applicable) attached to the Restructuring Support Agreement and otherwise in form and substance reasonably satisfactory to the Required Lenders.

“Platform” has the meaning assigned such term in Section 8.01.

“Pre-Petition RBL Administrative Agent” means the administrative agent under the Pre-Petition RBL Credit Agreement.

“Pre-Petition RBL Credit Agreement” means that certain Credit Agreement, dated as of April 12, 2017, by and among the Borrower, Ultra Petroleum, Parent Guarantor, the Pre-Petition RBL Lenders, and Bank of Montreal, as administrative agent (and any successors thereto in that capacity), as amended, amended and restated, supplemented or otherwise modified.

“Pre-Petition RBL Loans” means “Loans” under and as defined in the Pre-Petition RBL Credit Agreement.

“Pre-Petition RBL Loan Documents” means “Loan Documents” as defined under the Pre-Petition RBL Credit Agreement.

“Pre-Petition RBL Lenders” means “Lenders” under and as defined in the Pre-Petition RBL Credit Agreement.

“Pre-Petition Secured Parties” means the “Secured Parties” under and as defined in the Pre-Petition RBL Credit Agreement and the Pre-Petition Term Loan Credit Agreement.

“Pre-Petition Term Loan Agent” means the administrative agent under the Pre-Petition Term Loan Credit Agreement.

“Pre-Petition Term Loan Credit Agreement” means that certain Senior Secured Term Loan Agreement, dated as of April 12, 2017, by and among the Borrower, Ultra Petroleum, Parent Guarantor, the Pre-Petition Term Loan Lenders and Wilmington Trust, National Association (as successor to Barclays Bank PLC), as administrative agent (and any successors thereto in that capacity), as amended, amended and restated, supplemented or otherwise modified.

“Pre-Petition Term Loans” means “Loans” under and as defined in the Pre-Petition Term Loan Credit Agreement.

“Pre-Petition Term Loan Documents” means “Loan Documents” as defined under the Pre-Petition Term Loan Credit Agreement.

“Pre-Petition Term Loan Lenders” means “Lenders” under and as defined in the Pre-Petition Term Loan Credit Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (as used in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Public Lender” has the meaning assigned such term in Section 8.01.

“Purchase Money Indebtedness” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business.

“PV-9” means, with respect to any “Proved Reserves expected to be produced from any Borrowing Base Properties (or in connection with any proposed acquisition, Oil and Gas Properties that will be acquired by the Borrower or any Restricted Subsidiary), the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with NYMEX Pricing, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses and depreciation, depletion and amortization.

“Qualified ECP Counterparty” means, in respect of any CFTC Hedging Obligation, the Borrower and each Guarantor to the extent that such Person (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such CFTC Hedging Obligation or any grant of a security interest to secure such CFTC Hedging Obligation becomes effective or (b) otherwise constitutes an “eligible contract participant” with respect to such Swap Agreement under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Equity Interests” means Equity Interests of the Parent Guarantor, the Borrower or any Restricted Subsidiary other than Disqualified Capital Stock.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Required Lenders” means, as of any date of determination, holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Loans and (ii) the aggregate amount of the Commitments; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.

“Reserve Report” means the Initial Reserve Report and each subsequent report delivered in accordance with Section 8.12.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein mean a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning given to such term in Section 9.04(a)(iv).

“Restricted Subsidiary” means any Subsidiary of the Borrower.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement (including all exhibits, schedules and attachments thereto), dated as of May 14, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof), by and among the Debtors and the Consenting Lenders.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanction” means any economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country, territory or region which is itself, or whose government is, the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Collateral Agent and the Secured Swap Parties, and “Secured Party” means any of them individually.

“Secured Swap Agreement” means any Swap Agreement between (a) the Borrower or any other Credit Party, on the one hand, and (b) an Approved Counterparty (other than a Person described in clause (d) thereof), on the other hand.

“Secured Swap Obligations” means Obligations referred to in clause (b) of the definition of Obligations.

“Secured Swap Party” means the counterparty opposite the Borrower or any other Credit Party under any Secured Swap Agreement.

“Securities Account” shall have the meaning set forth in Article 9 of the Uniform Commercial Code.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Instruments” means the Orders, the mortgages, deeds of trust, pledge agreements, security agreements, control agreements and other agreements, instruments, supplements or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, supplements, consents or certificates (including the Guaranty and Collateral Agreement) now or hereafter executed and delivered by the Borrower, any other Credit Party, or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in order to guarantee or provide collateral security for the payment or performance of the Obligations, the Notes, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Specified Assigning Lender” means Macquarie US Trading LLC or an affiliate thereof.

“Specified Commodity Sale Contract” means any contract for the sale of Hydrocarbons for a price to be calculated at the time of delivery based on the market or index price for a location other than the delivery point (as defined in such sale contract) of the Hydrocarbons sold pursuant to such sale contract (together with any related asset management agreement for the release of transportation capacity between such locations), which sale transaction is intended to be settled by physical delivery of such Hydrocarbons by the Borrower or any other Credit Party to a Person that is, on the date such contract is entered into, a Lender or an Affiliate of a Lender, in each case even if such Person subsequently ceases to be a Lender or an Affiliate of a Lender for any reason.

“Specified Swap Agreements” means Swap Agreements that are price swaps, costless collars, deferred premium puts and basis swaps in commodities, entered into solely for hedging purposes and not for speculative purposes.

“Specified Financial Advisor” means Evercore Group L.L.C., as financial advisor to the Lenders.

“Specified Legal Counsel” means Stroock & Stroock & Lavan LLP, Haynes and Boone, LLP and Goodmans LLP, as counsel to the Lenders.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means (1) with respect to the Parent Guarantor, the Borrower or any Restricted Subsidiary, any Debt of such Person which is by its terms, unsecured, or secured by a Lien that is junior to the Lien securing the Obligations or subordinated in right of payment to the Obligations, including each of the 2022 Notes, the 2024 Notes, the 2025 Notes, the Pre-Petition Term Loans and the Pre-Petition RBL Loans and (2) with respect to any Guarantor, any Debt of such Guarantor which is by its terms subordinated in right of payment to the guaranty of such Guarantor under the Guaranty and Collateral Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless stated otherwise, any subsidiary of the Borrower.

“Subsidiary Guarantor” means any subsidiary of the Borrower that is a Guarantor.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (i) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the other Credit Parties shall be a Swap Agreement and (ii) no sale of a commodity for deferred shipment or delivery that is intended to be physically settled (other than a forward sale contract to the extent that it provides, at the time such contract (or a specified portion of such contract or a specified transaction under such contract) is entered into, for all in fixed prices; provided, that, the Borrower’s or any other Credit Party’s election for “first of month” pricing or other one month pricing pursuant to a forward sale contract for deliveries of Hydrocarbons for the immediately following calendar month shall be deemed not to be a contract for an all in fixed price for purposes of this definition) shall be a Swap Agreement pursuant to this clause (a), and (b) any Secured Lender Physical Contract. If multiple transactions are entered into under a master agreement, each transaction is a separate Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements (including, without duplication, any unpaid amounts due on the date of calculation).

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $2,500,000.

“Transaction Costs” means as defined in “Transactions.”

“Transactions” means, (a) the execution, delivery and performance by the Credit Parties and their applicable Subsidiaries of the Loan Documents to which they are a party, (b) the borrowing of Loans and the use of proceeds thereof, (c) the Chapter 11 Cases, (d) the consummation of all other transactions contemplated by or relating to any of the foregoing and (e) the payment of the fees, costs, disbursements and expenses incurred in connection with the consummation of the foregoing (the “Transaction Costs”).

“Transfer” has the meaning assigned to such term in Section 9.11.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted Eurodollar Rate.

“Ultra Petroleum” means Ultra Petroleum Corp., a corporation organized under the laws of the Yukon Territory of Canada.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.

“Unrestricted Parent Entity” means any subsidiary of Parent Guarantor other than the Borrower.

“Unused Payment Rate” means a rate equal to 0.50% per annum.

“Updated Budget” has the meaning assigned to such term in Section 8.21.

“Upfront Payment” has the meaning assigned to such term in Section 3.06.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in 5.03(g)(ii)(B)(3).

“Variance Reporting Period” means (i) with respect to the Variance Report Dates on May 29, 2020, June 5, 2020, June 12, 2020, and June 19, 2020, the period from the Petition Date through the last Friday prior to the applicable Variance Report Date, (ii) with respect to any Variance Report Date thereafter, the period from the most recent Budget Delivery Date (except in the case of Variance Report Dates occurring on a Budget Delivery Date and the Friday immediately following any Budget Delivery Date, in which case such period shall be from the second-most recent Budget Delivery Date) through the last Friday prior to the Variance Report Date and (iii) if an Updated Budget is delivered on a Budget Delivery Date but such Updated Budget (or any other Updated Budget with respect to such Budget Delivery Date) does not become an Approved Budget pursuant to the terms of Section 8.21(a), the period from the date that is four weeks prior to the last Friday prior to the Variance Report Date through the last Friday prior to the Variance Report Date.

“Variance Report” has the meaning assigned to such term in Section 8.21.

“Variance Report Date” has the meaning assigned to such term in Section 8.21.

“Variance Testing Date” means, (i) June 5, 2020, June 12, 2020 and June 19, 2020, (ii) thereafter, each of the third, fourth and fifth Variance Report Dates after a Budget Delivery Date (e.g., the next subsequent three Variance Testing Dates will be July 3, 2020, July 10, 2020 and July 17, 2020) and (iii) if an Updated Budget is delivered on a Budget Delivery Date but such Updated Budget (or any other Updated Budget with respect to such Budget Delivery Date) does not become an Approved Budget pursuant to the terms of Section 8.21(a), each Friday following the last Variance Testing Date pursuant to clause (ii) hereof.

“Variance Testing Period” means (i) with respect to the Variance Testing Dates on June 5, 2020, June 12, 2020 and June 19, 2020, the period from the Petition Date through the last Friday prior to the applicable Variance Testing Date, (ii) with respect to any Variance Testing Date thereafter, the period from the most recent Budget Delivery Date (except in the case of Variance Report Dates occurring on a Budget Delivery Date and the Friday immediately following any Budget Delivery Date, in which case such period shall be from the second-most recent Budget Delivery Date) through the last Friday prior to the Variance Testing Date, and (iii) with respect to any Variance Testing Date described in clause (iii) of the definition thereof, the period from the date that is four weeks prior to the last Friday prior to the Variance Testing Date through the last Friday prior to the Variance Testing Date.

“Wholly-Owned Subsidiary” means (a) any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares or shares that are required by the applicable laws and regulations of the jurisdiction of organization of such Subsidiary to be owned by the government of such jurisdiction or individual corporate citizens of such jurisdiction), on a fully-diluted basis, are owned by the Parent Guarantor and/ or one or more of the Wholly-Owned Subsidiaries or (b) any Restricted Subsidiary that is organized in a jurisdiction and is required by the applicable laws and regulations of such jurisdiction to be partially owned by the government of such jurisdiction or individual or corporate citizens of such jurisdiction, provided that the Parent Guarantor, directly or indirectly, owns the remaining Equity Interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “or” is not exclusive. The word “shall” shall be construed to have the same meaning and effect as the word “will”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (g) with respect to the requirement to deliver any certificate, an executed paper copy of such certificate shall accompany any other form of delivery permitted hereunder. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. To the extent the terms “Unrestricted Subsidiary” or “Unrestricted Subsidiaries” are used in any Loan Document, the parties hereto agree that there are no Unrestricted Subsidiaries for such purposes and such provisions shall have no effect solely to the extent relating to any such “Unrestricted Subsidiary” or “Unrestricted Subsidiaries.”

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements referred to in Section 7.04(a) except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent as part of, or along with, the audited annual financial statements delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth in Article IX is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07 E-Signatures. The words “sign”, “execute”, “execution”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments, waivers or consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender having a Commitment severally, and not jointly, agrees to make Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Initial Availability Amount.

(b) Subject to the terms and conditions set forth herein, each Lender having a Commitment severally, and not jointly, agrees to make Loans in Dollars to the Borrower on or after the Full Availability Date in such amount as requested by the Borrower not to exceed, in the aggregate, such Lender’s then-remaining Commitment.

(c) Each Lender’s Commitment shall be reduced on a dollar-for-dollar basis by the aggregate principal amount of any Loans made by such Lender in accordance with this Section 2.01.

(d) Loans may be repaid, in whole or in part, subject to the terms and conditions hereof. Loans are not revolving and amounts borrowed and repaid may not be thereafter reborrowed.

(e) All Loans funded on or after the Closing Date will be of the same Type and, in the case of Eurodollar Loans, have the same Interest Periods and Eurodollar Rate as all other Eurodollar Loans then outstanding; provided that (x) the Loans made on the Closing Date shall have an initial Interest Period beginning on the Closing Date and ending on the last Business Day of the applicable Interest Period and (y) the initial Interest Period of any such Loans that are Eurodollar Loans and funded on or after the Full Availability Date shall commence on the date funded and shall end on the last day of the then-current Interest Period for all Eurodollar Loans then outstanding.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing of Loans shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Borrowing Amounts. (i) For the initial Borrowing on or after the Closing Date (but prior to the Full Availability Date), such Borrowing shall be in an amount equal to the Initial Availability Amount and (ii) for any Borrowing on or after the Full Availability Date, any such Borrowing shall be in an amount of not less than $5,000,000 and in an integral multiple of $5,000,000 in excess thereof. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of four Eurodollar Borrowings outstanding; provided, further, that the Borrower shall be entitled to no more than four Borrowings total. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. Upon request of a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, and (i) in the case of any Lender party hereto as of the date of this Agreement, such Note shall be dated as of the date of this Agreement or (ii) in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption, such Note shall be dated as of the effective date of the Assignment and Assumption, in each case, payable to such Lender in a principal amount equal to its Loan as in effect on such date, and otherwise duly completed. In the event that any Lender’s Loan increases or decreases for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Loan after giving effect to such increase or decrease, and otherwise duly completed, against return to the Borrower of the Note so replaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing. Each such written Borrowing Request shall be irrevocable and shall be in substantially the form of Exhibit B and signed by the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(d) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have a one-month Interest Period. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with a Lender and designated by the Borrower in the Borrowing Request on the Closing Date. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the applicable funding date of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing on the Closing Date, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or, in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

ARTICLE III.

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the Lenders, the outstanding principal balance of the Loans due and payable on the Maturity Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Borrowings, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Borrowings but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans (including the Applicable Margin applicable with respect to such Loans), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that interest accrued pursuant to Section 3.02(c) shall be payable on demand. In the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest and fees (including the Unused Payment Rate) hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Eurodollar Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, on a pro rata basis, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent in writing of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid. Promptly following receipt of any such notice relating to Loans, the Administrative Agent shall advise the Lenders of the contents thereof. Each such partial prepayment of Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each such prepayment of Loans shall be applied ratably to the Loans and shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) [Reserved].

(d) No Premium or Penalty. All prepayments permitted or required under this Section 3.04 shall include breakage expense, if any, required under Section 5.02 and shall be without premium or penalty.

Section 3.05 Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

Section 3.06 Additional Payment

(a) Commitment Payment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) an unused commitment payment for the period from and including the Closing Date (after giving effect to the Borrowing of Loans on the Closing Date) to (but excluding) the Full Availability Date, computed at the Unused Payment Rate on the average daily unused Commitment of such Lender during such period, payable on the Full Availability Date and each Interest Payment Date thereafter.

(b) Upfront Payment. The Borrower agrees to pay (or cause to be paid), to each Lender, for its own account, a non-refundable payment in an amount equal to 0.75% of such Lender’s Commitments as of the Closing Date (prior to giving effect to the initial funding of Loans thereon, if any) (the “Upfront Payment”), which Upfront Payment shall be fully earned upon such Lender becoming a party to this Agreement and the amount of the Upfront Payment shall be added to the outstanding principal amount of Loans of such Lender hereunder on the Closing Date (and thereafter, for the avoidance of doubt, the Upfront Payment shall be treated as an outstanding Loan for all purposes under this Agreement). The parties hereto agree (x) that the Upfront Payment shall constitute a “secured obligation” for all purposes under the Loan Documents and (y) to treat the Upfront Payment as increasing the outstanding principal amount of the Loans in the amount equal to the Upfront Payment (it being agreed and understood that such increase to the outstanding principal will not increase the aggregate amount of Commitments hereunder) (or, if required by applicable law, as a premium for the Borrower’s right to put the Loans to the Lenders), in each case for U.S. federal income tax purposes.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Payments. All payments of principal, interest, fees and otherwise (other than pursuant to the Payment Letters) shall be made by the Administrative Agent to the Lenders on a pro rata basis in accordance with the Applicable Percentage.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by the other Lenders, then such Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), (a) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid or (b) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder, in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 4.04 Collection of Proceeds of Production. The Security Instruments contain an assignment by the Borrower and/or the Guarantors to and in favor of the Collateral Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto, which may be produced from or allocated to the Oil and Gas Properties. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby, subject to the Orders.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

(ii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its Loans, Loan principal, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender in respect of any Eurodollar Loan (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, upon receipt of a certificate described in the following subsection (c) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than six months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty days after receipt thereof.

Section 5.03 Taxes.

(a) Defined Terms. For purposes of this Section 5.03, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if an applicable Withholding Agent shall be required to deduct any Indemnified Taxes from such payments (as determined in the good faith of an applicable Withholding Agent), then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(b)), the Administrative Agent, any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions and (iii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes that have been paid by the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within thirty days after demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Recipient, or required to be withheld or deducted from a payment to such Recipient, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower or Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B), or (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For purposes of this Section 5.03(g), the term “Lender” or “Foreign Lender,” as the case may be, shall include the Administrative Agent.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) duly completed copies of Internal Revenue Service Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this paragraph (h) to the extent such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04 Mitigation Obligations; Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and such Lender has not prevented such required payment by designating a different lending office in accordance with Section 5.04, or (c) any Lender has given notice pursuant to Section 5.06 that it is unable to make or maintain Eurodollar Loans but Lenders constituting Required Lenders have not given such notice, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.04(b)(ii)(C), (ii) if such assignee is not already a Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (iii) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iv) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, and (v) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.06 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Closing Date. The rights and obligations under this Agreement (including the obligations of the Lenders to make Loans hereunder) shall not become effective until the date on which each of the following conditions has been satisfied (or waived in writing (including by email) by the Administrative Agent (at the direction of Required Lenders)):

(a) Payments. (x) The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Closing Date, including, without duplication, (i) amounts payable on the Closing Date pursuant to Section 3.05, and (ii) amounts payable on the Closing Date pursuant to the Payment Letters and (y) to the extent invoiced at least one (1) Business Day prior to the Closing Date, the Borrower shall have paid all accrued reasonable, documented fees, invoiced and out-of-pocket expenses of (x) the Specified Legal Counsel and the Specified Financial Advisor and (y) Covington & Burling LLP, counsel to the Administrative Agent.

(b) Secretary’s Certificate; Closing Certificate. The Administrative Agent and the Lenders shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of the Borrower and each Guarantor setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers designated in clause (ii) above, and (iv) the limited liability company agreement, the articles or certificate of incorporation and bylaws (or comparable organizational documents) of the Borrower and such Guarantor, certified as being true and complete in all material respects. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary. The Administrative Agent and the Lenders shall have received a certificate of a Responsible Officer certifying that the conditions set forth in clauses (d) and (p) have been satisfied.

(c) Good Standings. The Administrative Agent and the Lenders shall have received certificates of the appropriate State agencies with respect to the existence and good standing of the Borrower and each other Credit Party (it being agreed and understood that this conditions has already been satisfied).

(d) Representations and Warranties. On the Closing Date, the representations and warranties of Parent Guarantor, the Borrower and the other Credit Parties contained in Article VII shall be true and correct in all material respects (except in the case of any representation or warranty which expressly relates to a given date or period, such representation or warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any representation or warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects.

(e) Agreement. The Administrative Agent and the Lenders shall have received from each party hereto counterparts of this Agreement signed on behalf of such party (it being agreed and understood that delivery of an executed counterpart of a signature page of this Agreement by facsimile, as an attachment to an email, or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement).

(f) Notes. Each Lender shall have received a duly executed Note payable to the extent that such Lender that has requested a Note at least two Business Days before the Closing Date.

(g) Security Instruments; Liens. The Administrative Agent shall have received from each party thereto duly executed counterparts of the Security Instruments described on Exhibit E. The Collateral Agent shall have a valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Lien on the Collateral to the extent required by this Agreement and the Interim DIP Order, having the priorities set forth in the Interim DIP Order and subject to the Carve-Out.

(h) Legal Opinion. The Administrative Agent and the Lenders shall have received an opinion of Kirkland and Ellis LLP, special New York counsel to the Borrower and the Guarantors.

(i) Property Certification. On the Closing Date, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer on behalf of the Borrower certifying, as of the Closing Date, that in all material respects that (i) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in the Initial Reserve Report which would require the Borrower or any Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (ii) none of their Oil and Gas Properties have been sold since the date of the Initial Reserve Report, except as set forth on an exhibit to the certificate, which certificate shall list all such Properties sold, (iii) (a) the Borrower or the other Credit Parties own good and defensible title to the Oil and Gas Properties evaluated in the Initial Reserve Report and such Properties are free of all Liens except for Permitted Liens subject to the Orders, the Hedging Order and the Cash Management Order and (b) the Credit Parties have title information evidencing title to at least 80% of the total PV-9 of the Oil and Gas Properties of the Credit Parties set forth in the Initial Reserve Report, and (iv) attached to the certificate is a list of all marketing agreements entered into by a Credit Party subsequent to the later of the Closing Date or the Initial Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Closing Date.

(j) Initial Reserve Report. The Administrative Agent and the Lenders shall have received the Initial Reserve Report (it being agreed and understood that this condition has already been satisfied).

(k) Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect, shall not have been amended, waived or otherwise modified without the prior written consent of the Required Lenders, and no breach, default or event of default shall have occurred and be continuing thereunder.

(l) Lien Searches The Administrative Agent and the Lenders shall have received appropriate Uniform Commercial Code search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the other Credit Parties for the State of Delaware, other than those Liens being released on or prior to the Closing Date or Permitted Liens (it being agreed and understood that this condition has already been satisfied).

(m) KYC. To the extent requested in writing by the Administrative Agent or the Lenders at least two (2) Business Days prior to the Closing Date, the Administrative Agent and the Lenders shall have received, prior to the Closing Date, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

(n) Interim Order. The Bankruptcy Court shall have entered the Interim DIP Order, which shall have been entered no later than three (3) Business Days after the Petition Date, which Interim DIP Order shall be in full force and effect and shall not have been reversed, vacated or stayed, and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Lenders.

(o) Initial Budget. The Administrative Agent and the Lenders shall have received the Initial Budget (it being agreed and understood that this condition has already been satisfied).

(p) Material Adverse Effect. Since December 31, 2019, there shall not have occurred a Material Adverse Effect.

(q) Financing Statements. Each Uniform Commercial Code financing statement requested by the Required Lenders shall have been (or will be substantially contemporaneously) filed.

(r) [Reserved].

(s) Closing Date. The Closing Date shall have occurred on or before the date that is five (5) Business Days after the Petition Date.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable to a Lender unless the Administrative Agent shall have received written notice from such Lender at least one (1) Business Day prior to the Closing Date specifying its objection thereto.

Section 6.02 Conditions to Borrowing of Loans on the Full Availability Date. The obligations of the Lenders to make Loans to the Borrower on and after the Full Availability Date is subject to the satisfaction (or waiver in writing by the Required Lenders) of the following conditions precedent:

(a) Final DIP Order. The Bankruptcy Court shall have entered the Final DIP Order no later than forty (40) calendar days after the Petition Date, which shall be in full force and effect and shall not have been reversed, vacated or stayed, and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Lenders.

(b) Representations and Warranties; No Default. Each of the representations and warranties of Parent Guarantor, the Borrower and the other Credit Parties contained in Article VII shall be true and correct in all material respects (except in the case of any representation or warranty which expressly relates to a given date or period, such representation or warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any representation or warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects. No Default or Event of Default shall have occurred and be continuing at such time.

(c) Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect, shall not have been amended, waived or otherwise modified without the prior written consent of the Required Lenders, and no breach, default or event of default shall have occurred and be continuing thereunder.

(d) Validity and Priority of Liens. The Collateral Agent, for the benefit of the Secured Parties, shall have valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Liens on, and security interests in, the Collateral, in each case, having the priorities set forth in the Orders and subject only to the Carve-Out in all respects.

(e) Borrowing Request. The Administrative Agent shall have received a signed Borrowing Request from the Borrower in respect of each applicable Loan in accordance with the requirements of Section 2.03.

The borrowing of Loans on and after the Full Availability Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.02 have been satisfied (or waived, if applicable).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Parent Guarantor and the Borrower jointly and severally represent and warrant to the Lenders that:

Section 7.01 Debtors; Organization; Powers. Each Debtor is a debtor in the Chapter 11 Cases. The Borrower and each other Credit Party is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (subject to the Orders) has all requisite power and authority, and (subject to the Orders) has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. Subject to the Orders, the Transactions are within the Borrower’s and each Guarantor’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action and, if required, action by any holders of its Equity Interests (including any action required to be taken by any class of directors, managers or supervisors, whether interested or disinterested, as applicable, of the Borrower or any other Person, in order to ensure the due authorization of the Transactions). Subject to the Orders, each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. Subject to the Orders, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect, other than (i) the recording and filing of the Security Instruments as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default or an Event of Default under any provision of this Agreement other than this Section 7.03 or could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the limited liability company agreements, charter, by-laws or other organizational documents of the Borrower or any other Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other agreement regarding Debt binding upon the Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or Credit Party and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders Ultra Petroleum’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2019, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent Guarantor, the Borrower and the Borrower’s Consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since the Petition Date, no Material Adverse Effect has occurred.

(c) Except as listed on Schedule 7.04(c), none of Parent Guarantor, the Borrower or any Restricted Subsidiary has on the date hereof after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock) or any material off-balance sheet liabilities or partnership liabilities that would be required by GAAP to be reflected or noted in audited financial statements, material liabilities for past due taxes, or any unusual forward or long-term commitments or unrealized or anticipated losses from any such unfavorable commitments, except as referred to or reflected or provided for in the financial statements referred to in Section 7.04(a) and the other written information provided by Borrower to Administrative Agent and the Lenders prior to the date hereof.

Section 7.05 Litigation. Except (x) as set forth on Schedule 7.05 and (y) for the Chapter 11 Cases, and (z) as may be subject to the automatic stay in the Chapter 11 Cases, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent Guarantor or the Borrower, threatened in writing against or affecting the Borrower or any other Credit Party (i) not fully covered by insurance (except for normal deductibles), that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that are non-frivolous and challenge the validity or enforceability of any Loan Document.

Section 7.06 Environmental Matters. Except for matters set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Parent Guarantor, the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b) Parent Guarantor, the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Parent Guarantor, the Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against Parent Guarantor, the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties;

(d) none of the Properties of Parent Guarantor, the Borrower or any Subsidiary contain or have contained any: underground storage tanks; asbestos-containing materials; landfills or dumps; hazardous waste management units as defined pursuant to RCRA or any comparable state law; or sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, in each case that would reasonably be expected to result in liability under Environmental Law;

(e) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from Parent Guarantor’s, the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f) none of Parent Guarantor, the Borrower or any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite Parent Guarantor’s, the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(g) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of Parent Guarantor’s, the Borrower’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and

(h) Parent Guarantor and the Borrower have made available to the Administrative Agent complete and correct copies of all material environmental site assessment reports, and studies on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that have been prepared within the last three (3) years and are in Parent Guarantor’s or the Borrower’s possession and relating to Parent Guarantor’s, the Borrower’s or any Subsidiary’s Properties or operations thereon.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Subject to the Orders, the Borrower and the Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any other Credit Party is in default nor has any Change in Control or similar event or circumstance occurred that, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, or would require the Borrower or any other Credit Party to Redeem or make any offer to Redeem under, any indenture, note, credit agreement or similar instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any other Credit Party or any of their Properties is bound.

(c) No Default or Event of Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any other Credit Party is required to register as an “investment company” or a company “controlled” by an entity required to register as “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of Parent Guarantor, the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all federal income Tax returns and reports, and all other material Tax returns and reports, required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent Guarantor, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP (b) Taxes the nonpayment of which is permitted or required by the Bankruptcy Code, or (c) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of Parent Guarantor, the Borrower and the Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. (x) No Tax Lien (other than an Excepted Lien) has been filed; and (y) except as could not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10 ERISA. Parent Guarantor, the Borrower, the Subsidiaries and each ERISA Affiliate are in compliance with the applicable provisions of ERISA, the Code, and other applicable law, with regards to the Benefit Plans, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Benefit Plan is, and has been, established and maintained in compliance with its terms, applicable provisions of ERISA, the Code and other applicable laws except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No act, omission or transaction has occurred which could result in the imposition on Parent Guarantor, the Borrower or any Subsidiary (whether directly or indirectly) of either a civil penalty assessed pursuant to subsections (i) or (l) of section 502 of ERISA or a tax imposed pursuant to section 4975 of the Code or breach of fiduciary duty liability damages under section 409 of ERISA, except to the extent that such act, omission, or transaction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of Parent Guarantor or the Borrower, after due inquiry, threatened claims, actions or lawsuits, or action by any Governmental Authority (other than claims for benefits in the ordinary course), with respect to any Plan.

(d) Except as would, individually or in the aggregate, reasonably be expected to result in material liability, full payment when due has been made of all amounts which Parent Guarantor, the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Benefit Plan or applicable law to have paid as contributions to such Benefit Plan as of the date hereof.

(e) None of Parent Guarantor, the Borrower, or any Subsidiary, or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA that provides benefits to retirees or former employees of such entities, with respect to which its sponsorship of, maintenance of or contribution to may not be terminated by Parent Guarantor, the Borrower, a Subsidiary or an ERISA Affiliate, as the case may be, in its sole discretion at any time without any material liability to Parent Guarantor, the Borrower or any Subsidiary other than for benefits due as of, or claims incurred prior to, the effective date of such termination, except where such a termination is not allowed under applicable law (including, but not limited to, the Consolidated Omnibus Budget Reconciliation Act of 1985).

(f) Neither Parent Guarantor, nor the Borrower, nor any Subsidiaries, nor any of their respective ERISA Affiliates, sponsors, maintains or contributes to, or has any obligation to contribute to, or any liability with respect to or obligation under, any active or terminated Plan or multiemployer plan (as defined in section 4001(a)(3) of ERISA).

(g) No Benefit Plan is subject to requirements under any law outside of the United States.

Section 7.11 Disclosure; No Material Misstatements. The certificates, written statements and reports, and other written information, taken as a whole, furnished by or on behalf of the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (a) to the extent any such certificate, statement, report, or information was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions in each Reserve Report which are based upon or include material misleading information or fail to take into account known material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas

Properties of the Borrower and the other Credit Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the other Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12 Insurance. Parent Guarantor and the Borrower have insurance in compliance with the requirements of Section 8.07.

Section 7.13 Restriction on Liens. After giving effect to the Orders, neither the Borrower nor any other Credit Party is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, that restricts its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Debt under the Loan Documents, or restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to Parent Guarantor, the Borrower or any Restricted Subsidiary, or restricts any Restricted Subsidiary from making loans or advances to Parent Guarantor, the Borrower or any Restricted Subsidiary, or which requires the consent of other Persons in connection therewith, except, in each case, for such encumbrances or restrictions permitted under Section 9.14.

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent from time to time (which shall promptly furnish a copy to the Lenders), which shall upon disclosure be deemed a supplement to Schedule 7.14, neither the Borrower nor any other Credit Party has any subsidiaries. Neither Parent Guarantor nor the Borrower has any Foreign Subsidiaries. Schedule 7.14 identifies, as of the Closing Date, each subsidiary listed thereon as either a Restricted Subsidiary or Unrestricted Parent Entity, and each Restricted Subsidiary on such schedule is wholly-owned by the Borrower or another Restricted Subsidiary. As of the Closing Date, Schedule 7.14 sets forth each Person (other than a subsidiary) in which Parent Guarantor, the Borrower or a Restricted Subsidiary owns Equity Interests and the percentage of all Equity Interests in such Person owned by Parent Guarantor, the Borrower or such Restricted Subsidiary.

Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware, the name of the Borrower as listed in the public records of its jurisdiction of organization is Ultra Resources, Inc., and the organizational identification number of the Borrower in its jurisdiction of organization is 6357887 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(i) in accordance with Section 12.01). The Borrower’s chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(i) and Section 12.01(c)). Each Guarantor’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(i)).

Section 7.16 Properties; Titles, Etc.

(a) Each of the Borrower and the other Credit Parties has good and defensible title to substantially all of its Oil and Gas Properties, in each case, free and clear of all Liens except Permitted Liens. The Borrower or the other Credit Parties specified as the owner owns in all material respects the net interests in production attributable to their Oil and Gas Properties as reflected in the most recently delivered Reserve Report, and the ownership of such Properties does not in any material respect obligate such Person to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property as reflected in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in its net revenue interest in such Property or the revenues therefrom.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) all material leases and agreements necessary for the conduct of the business of the Borrower and the other Credit Parties and (ii) all oil and gas leases of the Borrower and the other Credit Parties are, in each case, valid and subsisting and in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases referred to in the foregoing clauses (i) and (ii), except the commencement of the Chapter 11 Cases.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the other Credit Parties, including all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the other Credit Parties to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.

(d) All of the Properties of the Borrower and the other Credit Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) The Borrower and each other Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business (including databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical data), and the use thereof by the Borrower and such other Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Borrower and the other Credit Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Oil and Gas Properties and other contracts and agreements forming a part of the Oil and Gas Properties.

Section 7.18 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require Parent Guarantor, the Borrower or any of the other Credit Parties to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time, without then or thereafter receiving full payment therefor, exceeding 2.5% of the aggregate annual production of gas from the Oil and Gas Properties of Parent Guarantor, the Borrower and the other Credit Parties during the most recent calendar year (on an mcf basis).

Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, or hereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, no material agreements exist, which are not cancelable on 90 days’ notice or less without penalty or detriment, for the sale of the Borrower’s and the other Credit Parties’ Hydrocarbon production (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that pertain to the sale of production at a fixed price and have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20 Qualified ECP Counterparty. Schedule 7.20, as of the date hereof, sets forth a list of all Swap Agreements of the Borrower and each other Credit Party, the material terms thereof and the counterparty to each such agreement. The Borrower is a Qualified ECP Counterparty

Section 7.21 Use of Loans. Subject to the Orders, the proceeds of the Loans shall be used (i) to pay interest, fees, costs and expenses related to the Loans (including the reasonable, documented and invoiced fees, costs, disbursements and expenses of the Agents and their counsel, financial advisors, consultants and other professionals), (ii) to pay the reasonable, documented and invoiced fees, costs and expenses of the estate professionals retained in the Chapter 11 Cases and approved by the Bankruptcy Court, (iii) to pay the fees, costs, disbursements and expenses of the Lenders (including the reasonable, documented and invoiced fees and expenses of the Specified Legal Counsel, the Specified Financial Advisor, and such other consultants, local counsel, financial advisors and other professionals as reasonably required by the Required Lenders), (iv) to make all permitted payments of costs of administration of the Chapter 11 Cases, (v) to pay such prepetition expenses as are consented to in writing by the Required Lenders and approved by the Bankruptcy Court, (vi) to satisfy any adequate protection obligations owing under the Orders; and (vii) for general corporate and working capital purposes of the Debtors during the Chapter 11 Cases, in accordance with the Approved Budget (subject to the Permitted Variance). Parent Guarantor, the Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. The Borrower will not request any Borrowing, and Parent Guarantor and the Borrower shall not use, and Parent Guarantor and the Borrower shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, or lend, contribute or otherwise make available, the proceeds of any Borrowing to any subsidiary, joint venture partner or any other Person (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would knowingly or negligently result in the violation of any Sanctions applicable to any party hereto (whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Notwithstanding anything to the contrary contained herein or in any other Loan Document, no proceeds of any Loans, cash collateral, the Carve Out or any other funds shall be used to investigate, challenge, object to or contest the validity, security, perfection, priority, extent or enforceability of any amount due under, or the liens or claims granted under or in connection with the facilities evidenced by this Agreement, the Pre-Petition Term Loan Documents or the Pre-Petition RBL Loan Documents; provided that the official creditors’ committee, if any, shall be entitled to an investigation budget as provided in, to the extent of, and for the limited purposes set forth in the Orders.

Section 7.22 [Reserved].

Section 7.23 Anti-Corruption Laws and Sanctions. Parent Guarantor and the Borrower have implemented and maintain in effect such policies and procedures, if any, as they reasonably deem appropriate, in light of their business and international activities (if any), to ensure compliance by Parent Guarantor, the Borrower and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent Guarantor, the Borrower and the Subsidiaries and their respective officers and employees and, to the knowledge of Parent Guarantor and the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Parent Guarantor, the Borrower and the Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of Parent Guarantor or the Borrower, any agent of Parent Guarantor, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 7.24 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 7.25 Senior Debt Status. The Obligations constitute “Senior Debt”, “Designated Senior Debt” or any similar designation under and as defined in any agreement governing any senior subordinated or subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 7.26 Security Instruments.

(a) The Security Instruments, including the Orders, are effective to create in favor of the Collateral Agent, for the benefit of the Lenders and any other Secured Parties, valid, binding, enforceable, non-avoidable and automatically and fully and properly perfected Liens on, and security interests in, the Collateral pledged under the Security Instruments and the Orders, in each case, having the priorities set forth in the Orders and subject only to the Carve-Out in all respects.

(b) Pursuant to the Orders, no filing or other action will be necessary to perfect or protect such Liens and security interests; and

(c) Pursuant to and to the extent provided in the Orders, the Obligations constitute allowed superpriority administrative expense claims in the Chapter 11 Cases under section 364(c) of the Bankruptcy Code, having priority over all administrative expense claims and unsecured claims against such Credit Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and all superpriority administrative expense claims granted to any other Person (including avoidance actions and the proceeds thereof), subject only to the Carve-Out in all respects, which claims shall have recourse to all of the Credit Parties’ assets (including avoidance actions and the proceeds thereof).

Section 7.27 PATRIOT Act. On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the PATRIOT Act.

Section 7.28 Budget. The Initial Budget, each Approved Budget and each Updated Budget is based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. The Credit Parties have not failed to disclose to the Required Lenders any material assumptions with respect to any of the Initial Budget, each Approved Budget and each Updated Budget, and the Borrower affirms the reasonableness of the material assumptions set forth in the Initial Budget in all material respects.

Section 7.29 Orders. The Interim DIP Order is in full force and effect and has not been vacated, reversed or rescinded or, without the prior written consent of the Administrative Agent and Required Lenders, amended or modified and no appeal of such order has been timely filed or, if timely filed, no stay pending such appeal is currently effective. After entry of the Final DIP Order, the Final DIP Order is in full force and effect and has not been vacated, reversed or rescinded or, without the prior written consent of the Administrative Agent and Required Lenders, amended or modified and no appeal of such order has been timely filed or, if timely filed, no stay pending such appeal is currently effective.

Section 7.30 Bankruptcy Matters.

(a) The Chapter 11 Cases were commenced on the Petition Date, in accordance with applicable law, including the Bankruptcy Code and any local rules, regulations or procedures, and proper notice thereof under the circumstances, and proper notice under the circumstances of (x) the motion seeking approval of the Loan Documents and entry of the Orders, as applicable and (y) the hearings for the approval of the Interim DIP Order have been held by the Bankruptcy Court.

(b) After the entry of the Orders, the Obligations will constitute a Superpriority DIP Claim (as defined in the Orders) and the liens securing the Obligations shall be senior secured, valid, enforceable and automatically and properly perfected priming liens, having the priorities set forth in the Orders, subject to the Carve-Out in all respects.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, each of Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) [Reserved].

(b) Quarterly and Monthly Financial Statements.

(i) Not later than 45 days (or such longer period as allowed under applicable law or regulation) after the end of each of the first three fiscal quarters of each fiscal year of Ultra Petroleum, commencing with the fiscal quarter ending June 30, 2020, its consolidated balance sheet and related statements of operations, owners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Ultra Petroleum and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(ii) Not later than 40 days after the end of each calendar month of Ultra Petroleum, commencing with the calendar month ending May 31, 2020, its consolidated balance sheet and related statements of operations, owners’ equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Ultra Petroleum and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer—Compliance. Concurrently with any delivery of financial statements under Section 8.01(b), a compliance certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof that is applicable to the Borrower has occurred since December 31, 2019 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) [Reserved].

(e) Report of Swap Agreements. Concurrently with any delivery of a Variance Report under Section 8.21(b), a report setting forth as of the date immediately prior to the date of required delivery, a true and complete summary of all Swap Agreements of the Borrower and each other Credit Party as of such date, including the material terms thereof (including the type, term, effective date, and maturity date) and notional amounts or volumes set forth for each month during the term of such Swap Agreement, the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than Loan Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f) [Reserved].

(g) Certificate of Insurer—Insurance Coverage. At the request of the Administrative Agent (at the direction of the Required Lenders), concurrently with any delivery of financial statements under Section 8.01(a), one or more certificates of insurance coverage and endorsements from Parent Guarantor’s insurance broker or insurers with respect to the insurance required by Section 8.07, and, if requested by the Administrative Agent (at the direction of any Lender), copies of the applicable policies.

(h) SEC and Other Filings; Reports to Shareholders. For so long as any Credit Party is a publicly traded company, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Credit Party with the SEC, or with any national securities exchange, or distributed by such Credit Party to its shareholders generally, as the case may be.

(i) [Reserved].

(j) Production Report and Lease Operating Statements. Concurrently with any delivery of a Reserve Report under Section 8.12, (i) a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and the Guarantors, and (ii) a report setting forth, for each calendar quarter during the then current fiscal year to date, the related ad valorem, severance and production taxes and lease operating expenses attributable to such production and incurred for each such calendar quarter.

(k) [Reserved].

(l) Other Requested Information. Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of Parent Guarantor, the Borrower or any Restricted Subsidiary (including any Benefit Plan and any reports, reportable event notices, or other information required to be filed with the Internal Revenue Service, the Department of Labor and/or the PBGC with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request (acting at the direction of the Required Lenders).

Documents required to be delivered pursuant to Section 8.01(a), (b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent Guarantor or the Borrower posts such documents, or provides a link thereto on Parent Guarantor’s or the Borrower’s public website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

The Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of Parent Guarantor and/or the Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on SyndTrak or another similar electronic system (the “Platform”). Parent Guarantor and the Borrower hereby acknowledge that certain of the Lenders may from time to time elect to be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”) and the Borrower hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” Parent Guarantor and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Parent Guarantor, the Borrower or their respective securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any information on the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT WITH RESPECT TO COMPANY MATERIALS OR THE PLATFORM. The Lenders acknowledge that Company Materials may include material non-public information of the Credit Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Credit Party’s securities. None of the Administrative Agent or any Related Party thereof shall have any liability to the Credit Parties, the Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of the Company Materials and other information through the Platform.

Section 8.02 Notices of Material Events. In addition to the notices required under Section 8.01 and Section 8.10(b), the Borrower will furnish to the Administrative Agent prompt (and in any event within five (5) Business Days of a Responsible Officer becoming aware thereof) written notice (and the notice at issue in the case of clause (e) below) of the following:

(a) the occurrence of any Default;

(b) other than the Chapter 11 Cases, the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any other Credit Party not previously disclosed in writing to the Lenders that could reasonably be expected to result in a Material Adverse Effect, or the occurrence of any adverse development in any such action, suit, proceeding, investigation or arbitration that is reasonably expected to result in a Material Adverse Effect;

(c) other than the Chapter 11 Cases, the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority that (i) constitutes a material adverse claim against, or asserts a material cloud upon the Borrower’s or any other Credit Party’s title to, any material Oil and Gas Properties or other Collateral pledged pursuant to the Security Instruments or (ii) otherwise attacks the validity or (other than by asserting a Permitted Lien) the priority of the Administrative Agent’s Liens in any material Oil and Gas Properties or other Collateral pledged pursuant to the Security Instruments, or of the Security Instruments under which such Oil and Gas Properties or other Collateral is mortgaged or pledged;

(d) the occurrence of any ERISA Event that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) any written notices or material information delivered to holders of any of the 2022 Notes, the 2024 Notes or the 2025 Notes or Pre-Petition RBL Lenders or the Pre-Petition Term Loan Lenders.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to maintain its legal existence in Delaware, another State within the United States of America or the District of Columbia.

Section 8.04 [Reserved].

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans in accordance with the terms hereof, and Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents.

Section 8.06 Operation and Maintenance of Properties. Parent Guarantor and the Borrower, at their own expense, will, and will cause each Restricted Subsidiary to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its Oil and Gas Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e) To the extent the Borrower or another Credit Party is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06, but failure of the operator so to comply will not constitute a Default or an Event of Default hereunder.

Section 8.07 Insurance. Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in such amounts and against such risks as are customarily maintained by companies similarly situated and engaged in the same or a similar business for the assets and operations of Parent Guarantor, the Borrower and the Restricted Subsidiaries (it being understood and agreed that the Borrower and its Subsidiaries may self-insure to the extent and in a manner customary for companies engaged in the same or similar business of similar size and financial condition). Subject to Section 8.20, the Collateral Agent shall be named as additional insureds in respect of such liability insurance policies, and the Collateral Agent shall be named as a loss payee with respect to property loss insurance covering Collateral and such policies shall provide that the Administrative Agent shall receive not less than 30 days’ prior notice of cancellation or non-renewal (or, if less, the maximum advance notice that the applicable carrier will agree to provide).

Section 8.08 Books and Records; Inspection Rights. Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities (to the extent required by GAAP). Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent (at the direction of the Required Lenders), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as reasonably requested, and at the sole expense of Borrower.

Section 8.09 Compliance with Laws. Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent Guarantor and the Borrower will maintain in effect and enforce such policies and procedures, if any, as it reasonably deems appropriate, in light of its businesses and international activities (if any), to ensure compliance by Parent Guarantor, the Borrower, their Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.10 Environmental Matters.

(a) Each of Parent Guarantor and the Borrower will at its sole expense: (i) comply, and cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, to the extent the breach thereof could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of Parent Guarantor’s, the Borrower’s or their Subsidiaries’ Properties or any other property offsite the Property to the extent caused by Parent Guarantor’s, the Borrower’s or any of their Subsidiaries’ operations except in compliance with applicable Environmental Laws, to the extent such Release or threatened Release could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Parent Guarantor’s, the Borrower’s or their Subsidiaries’ Properties, to the extent such failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of Parent Guarantor, the Borrower’s or their Subsidiaries’ Properties, to the extent failure to do so could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to cause Parent Guarantor, the Borrower or their Subsidiaries to owe damages or compensation that could reasonably be expected to cause a Material Adverse Effect; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that Parent Guarantor’s, the Borrower’s and their Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, to the extent failure to do so could reasonably be expected to have a Material Adverse Effect.

(b) If Parent Guarantor, the Borrower or any Subsidiary receives written notice of any action or, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against Parent Guarantor, the Borrower or their Subsidiaries or their Properties, in each case in connection with any Environmental Laws, the Borrower will within five (5) days after any Responsible Officer obtains actual knowledge thereof give written notice of the same to Administrative Agent if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c) In connection with any acquisition by Parent Guarantor, the Borrower or any Restricted Subsidiary of any Oil and Gas Property, other than an acquisition of additional interests in Oil and Gas Properties in which Parent Guarantor, the Borrower or any Restricted Subsidiary previously held an interest, to the extent Parent Guarantor, the Borrower or such Restricted Subsidiary obtains or is provided with same, Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, promptly following Parent Guarantor, the Borrower’s or such Restricted Subsidiary’s obtaining or being provided with the same, deliver to the Administrative Agent such final and non-privileged material environmental reports of such Oil and Gas Properties as are reasonably requested by the Administrative Agent (at the direction of the Required Lenders).

Section 8.11 Further Assurances.

(a) Each of Parent Guarantor and the Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent (at the direction of the Required Lenders) to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of Parent Guarantor, the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents that may be reasonably necessary or appropriate in connection therewith.

(b) Parent Guarantor and the Borrower hereby authorize, but do not obligate, the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, describing all or any part of the Collateral without the signature of the Borrower or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before each date set out in the right column of the following table, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Guarantors as of the date set out in the same line in the left column of such table:

As-of Date	Delivery Date
July 1, 2020 and each July 1 thereafter	the next following September 1
January 1, 2021 and each January 1 thereafter	the next following March 1

(b) The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report as of July 1 of each year shall be prepared either by Approved Petroleum Engineers or, at the Borrower’s option, by the internal reserve engineering staff of the Borrower in accordance with the procedures used in the immediately preceding Reserve Report.

Section 8.13 Title Information. On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower shall certify that (i) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (ii) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report, except as set forth on an exhibit to the certificate, which certificate shall list all such Properties sold, (iii) the Borrower or the other Credit Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Permitted Liens, except for the Oil and Gas Properties identified as sold pursuant to clause (ii) above, (iv) attached to the certificate is a list of all marketing agreements entered into by a Credit Party subsequent to the later of the Closing Date or the Initial Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Closing Date, and (v) the Credit Parties have title information evidencing title to at least 80% of the total PV-9 of the Oil and Gas Properties of the Credit Parties set forth in the Initial Reserve Report.

Section 8.14 [Reserved].

Section 8.15 Unrestricted Parent Entities. Parent Guarantor and the Borrower:

(a) will cause the management, business and affairs of each of Parent Guarantor, the Borrower, the Restricted Subsidiaries and the Unrestricted Parent Entities to be conducted in such a manner (including, without limitation, by keeping separate books of accounts, furnishing separate financial statements of any Unrestricted Parent Entities to potential creditors and creditors thereof and by not permitting Properties of Parent Guarantor, the Borrower, and the respective Restricted Subsidiaries to be commingled) so that each Unrestricted Parent Entity that is a corporation will be treated as a corporate entity separate and distinct from Parent Guarantor, the Borrower and the Restricted Subsidiaries;

(b) will not, and will not permit any Restricted Subsidiaries to incur, assume, guarantee or be or become liable for any Debt of any Unrestricted Parent Entities; and

(c) will not permit any Unrestricted Parent Entity to hold any Equity Interest in, or any Debt of, Parent Guarantor, the Borrower or any Restricted Subsidiary.

Section 8.16 Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide to each Credit Party (other than the Borrower) such funds or other support as may be needed from time to time by such Credit Party in order for such Credit Party to honor its Obligations with respect to any Swap Agreements or CFTC Hedging Obligations for which it is liable, whether such Swap Agreements or CFTC Hedging Obligations are entered into directly by such Credit Party or are guaranteed under the Guaranty and Collateral Agreement (provided, however, that the Borrower shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement or any Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.16 shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Borrower intends that this Section 8.16 constitute a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.17 ERISA Compliance

(a) Parent Guarantor and the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent after written request therefor by the Administrative Agent (at the direction of the Required Lenders), copies of each annual and other report with respect to each material Benefit Plan, Plan or any trust created thereunder, and promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code for which no exemption exists or is available by statute, regulation, administrative exemption, or otherwise, in connection with any material Benefit Plan, Plan or any trust created thereunder and that is reasonably expected to result in liability to Parent

Guarantor, the Borrower or any Subsidiary that could reasonably be expected to have Material Adverse Effect, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action Parent Guarantor, the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the IRS or the Department of Labor with respect thereto.

(b) Parent Guarantor and the Borrower will and will cause each of the Subsidiaries and any Affiliate to (i) maintain each Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law; and (ii) take no action or omission that could reasonably be expected to result in an ERISA Event.

Section 8.18 [Reserved].

Section 8.19 [Reserved].

Section 8.20 Post-Closing Date Deliverables.

(a) Maintenance of Ratings. The Parent Guarantor shall obtain and maintain the Credit Ratings (but not any specific Credit Rating) from and after the date that is thirty (30) calendar days from the Closing Date (or such longer period as the Administrative Agent may agree (at the direction of Required Lenders)).

(b) Insurance. As promptly as practicable after the Closing Date (and no later than fourteen (14) calendar days after the Closing Date (or such longer period as the Administrative Agent may agree (at the direction of Required Lenders))), the Borrower shall provide to the Administrative Agent the insurance certificates required pursuant to Section 8.07).

Section 8.21 Chapter 11 Reporting.

(a) Updated Budget. Not later than 12:00 p.m. New York City time on June 12, 2020 and on each fourth Friday thereafter (such delivery date, a “Budget Delivery Date”), the Borrower shall deliver to the Specified Financial Advisor a supplement to the most-recent Approved Budget covering the 13-week period commencing with the day immediately following such Budget Delivery Date and shall be substantially consistent with the form set forth in the Initial Budget (each such supplement, an “Updated Budget”). Each Updated Budget shall be acceptable to the Required Lenders (which approval may be evidenced by email confirmation from the Specified Financial Advisor); provided that the Required Lenders shall be deemed to have approved an Updated Budget unless Lenders constituting the Required Lenders or the Specified Financial Advisor shall have objected to such Updated Budget in writing (including via email) within three (3) Business Days after delivery of such Updated Budget by the Borrower to the Specified Financial Advisor. Upon the approval of the Updated Budget as specified in the immediately preceding sentence, such Updated Budget shall constitute the then-approved Approved Budget effective as of the Budget Delivery Date of such Updated Budget.

(b) Variance/Liquidity Reporting. Not later than 12:00 p.m. New York City time on May 29, 2020 and on each Friday thereafter (or, if such Friday is not a Business Day, the next Business Day thereafter) (such delivery date, a “Variance Report Date”), the Borrower shall deliver to the Specified Financial Advisor a variance report (each, a “Variance Report”) setting forth, in reasonable detail, any differences between (x) actual aggregate disbursements for the applicable Variance Reporting Period and (y) projected aggregate disbursements for such Variance Reporting Period set forth in the Approved Budget. Each Variance Report shall include a certification by a Financial Officer of the Borrower that there has been no Default or Event of Default under Section 9.01(d) during the period covered by the Variance Report.

(c) Management Conference Calls. The Borrower shall arrange for a teleconference with the Specified Financial Advisor (the “Management Conference Call”) to take place at least once every other calendar week (at such time as is mutually agreed by the Borrower and the Specified Financial Advisor), which Management Conference Call shall (i) require participation by at least one senior member of the Borrower’s management team and (ii) include discussion of the Variance Report, the Chapter 11 Cases, the financial and operational performance of Ultra Petroleum, Parent Guarantor, the Borrower and their Subsidiaries, and such other matters as may be requested by the Specified Financial Advisor (after reasonable prior notice to the Borrower).

(d) Advance Notice of Pleadings. As soon as reasonably practicable (and no later than two (2) Business Days (unless two (2) Business Days is not reasonably practicable in which case, as reasonably practicable thereafter)) in advance of filing with the Bankruptcy Court, all proposed orders and pleadings related to the Loans and the Loan Documents, any other financing or use of cash collateral, any sale or other disposition of Collateral outside the ordinary course, cash management, Adequate Protection Liens, any plan of reorganization and/or any disclosure statement related thereto (and, in the case of the “second day” orders), which shall be in form and substance reasonably satisfactory to the Required Lenders.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, each of Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 9.01 Chapter 11 Cases; Milestones; Permitted Variance; Minimum Liquidity. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to:

(a) Milestones. Fail to comply with any of the milestones set forth on Schedule 9.01 hereto (the “Milestones”).

(b) Chapter 11 Cases.

(i) Except for the Carve-Out, incur, create, assume, suffer to exist or permit, or file any motion seeking, any other superpriority claim which is pari passu with, or senior to, the Obligations (except as may be set forth in the Orders or the Hedging Order) without the prior written consent of the Required Lenders.

(ii) Incur, create, assume, suffer to exist or permit or file any motion seeking, any lien which is pari passu with, or senior to, the liens granted hereunder (except as may be set forth in the Orders or the Hedging Order) without the prior written consent of the Required Lenders.

(iii) Make or permit to be made any amendment, modification, supplement or change to the Orders, the Cash Management Order or the Hedging Order, as applicable, (other than technical modifications to correct grammatical, ministerial or typographical errors) without the prior written consent of the Required Lenders (which may be evidenced by email).

(iv) Commence any adversary proceeding, contested matter or other action (or otherwise support any party) asserting any claims or defenses or otherwise against (or asserting any surcharge under section 506(c) or otherwise against) the Administrative Agent, any Lender, any other Secured Party and any of the Pre-Petition RBL Lenders, Pre-Petition RBL Agent, Pre-Petition Term Loan Lenders or Pre-Petition Term Loan Agent with respect to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, the Pre-Petition RBL Loan Documents, the Pre-Petition Term Loan Documents, the other documents or agreements executed or delivered in connection therewith or the transactions contemplated thereby.

(v) File any motion or application with the Bankruptcy Court with regard to actions taken outside the ordinary course of business of the Credit Parties without consulting with the Lenders or their advisors and providing the Lenders or their advisors prior (in any case, not less than two (2) Business Days’ (or such lesser time as may be acceptable to Required Lenders in their reasonable discretion)) notice and the opportunity to review and comment on each such motion.

(vi) (a) Obtain or seek to obtain any stay from the Bankruptcy Court on the exercise of the Administrative Agent’s or any Lender’s remedies hereunder or under any other Loan Document, except as specifically provided in the Orders, or (b) without the consent of the Required Lenders, file, solicit votes with respect to or support any chapter 11 plan or debtor in possession financing unless such plan is the Plan of Reorganization.

(c) Permitted Variance. Notwithstanding the Approved Budget, without the consent of the Required Lenders (which may be communicated by e-mail from the Specified Financial Advisor), as of any Variance Testing Date, permit any variance of (x) the actual aggregate disbursements for the applicable Variance Testing Period in excess of (y) projected aggregate disbursements for such Variance Testing Period set forth in the Approved Budget (excluding, in each case of clauses (x) and (y), for purposes of this calculation, (i) payments of professional fees and expenses in connection with the Chapter 11 Cases and (ii) termination payments pursuant to any Swap Agreement) to exceed 15% of such projected amounts (such permitted variance, the “Permitted Variance” and, such limitation, the “Budget Covenant”).

(d) Minimum Liquidity. At any time following the entry of the Final DIP Order, permit Liquidity to be less than $5,000,000.

Section 9.02 Debt. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Notes or other Obligations arising under the Loan Documents;

(b) Debt under Capital Leases or that constitutes Purchase Money Indebtedness; provided that the sum of the aggregate principal amount of all Debt described in this Section 9.02(b) at any one time outstanding shall not exceed $1,000,000 in the aggregate;

(c) intercompany Debt owing by the Borrower or any Guarantor to the Borrower or any Guarantor;

(d) Debt constituting a guaranty by Borrower or any other Credit Party of other Debt permitted to be incurred under this Section 9.02;

(e) the 2022 Notes, the 2024 Notes and the 2025 Notes, in each case, in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date;

(f) (i) Debt under the Pre-Petition RBL Loan Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date, and (ii) Debt under the Pre-Petition Term Loan Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date;

(g) Debt under Swap Agreements permitted pursuant to Section 9.18;

(h) Debt existing as of the Closing Date and set forth on Schedule 9.02; and

(i) other Debt not to exceed $500,000 at any time outstanding.

Section 9.03 Liens. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the Obligations;

(b) Excepted Liens;

(c) Liens securing Capital Leases and Purchase Money Indebtedness permitted by Section 9.02(b) but only on the Property under lease or the Property purchased, constructed or improved with such Purchase Money Indebtedness;

(d) Adequate Protection Liens;

(e) Liens securing Debt permitted by Section 9.02(f) and Liens securing the 2024 Notes, in each case, provided that such Lien are junior in priority to the Liens securing the Obligations pursuant to the Orders;

(f) Liens existing as of the Closing Date and set forth on Schedule 9.03; and

(g) other Liens not to exceed $500,000 at any time outstanding, provided such Liens do not secure Debt that is Debt for borrowed money.

Section 9.04 Limitation on Restricted Payments.

(a) The Parent Guarantor and the Borrower shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Parent Guarantor’s, Borrower’s or any Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment by the Parent Guarantor, the Borrower or any Restricted Subsidiary in connection with any merger or consolidation involving the Parent Guarantor, the Borrower or any Restricted Subsidiary other than (A) dividends or distributions by UP Energy or the Borrower (x) to permit Ultra Petroleum to make tax payments required under applicable Law or (y) in connection with fees and expenses and other administrative costs associated with the winding down of Ultra Petroleum, in each case of clause (x) and (y), in accordance with the Plan of Reorganization and the Approved Budget (including the Permitted Variance), (B) dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Equity Interests issued by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the Restricted Subsidiary holding such Equity Interests receives at least its pro rata share of such dividend or distribution and (C) payments made in respect of any stock appreciation rights or similar benefits plans);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Guarantor or the Borrower) any Equity Interests of the Parent Guarantor or the Borrower;

(iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt of the Parent Guarantor, the Borrower or any Restricted Subsidiary (excluding any intercompany Debt between or among the Parent Guarantor and any of its Restricted Subsidiaries); or

(iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) (other than any exception thereto) being collectively referred to as “Restricted Payments”).

Section 9.05 [Reserved].

Section 9.06 Nature of Business; International Operations. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as a company engaged in the Oil and Gas Business. From and after the date hereof, Parent Guarantor, the Borrower and the Restricted Subsidiaries will not acquire or commit to acquire any Oil and Gas Properties (other than Permitted Investments) and the Borrower and the Restricted Subsidiaries will not form or acquire any Subsidiaries, including any Foreign Subsidiaries. Parent Guarantor shall not directly own any interest in any Oil and Gas Property. Any Oil and Gas Properties of the Credit Parties will at all times be owned by the Borrower or one or more Restricted Subsidiaries.

Section 9.07 [Reserved].

Section 9.08 ERISA Compliance. Parent Guarantor and the Borrower will not, and will not permit any Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower or a Subsidiary could be subjected to either a civil penalty assessed pursuant to subsections (i) or (l) of section 502 of ERISA or a tax imposed by section 4975 of the Code, except where such penalty or tax could not reasonably be expected to have a Material Adverse Effect.

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Parent Guarantor, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, except where such failure could not reasonably be expected to have a Material Adverse Effect.

(c) Adopt, sponsor, contribute to, assume an obligation to contribute to, or incur any liabilities, contingent or otherwise, or permit any ERISA Affiliate to adopt, sponsor, contribute to, assume an obligation to contribute to, or incur any liabilities, contingent or otherwise with respect to, (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA that provides benefits to retirees or former employees of such entities that may not be terminated by such entities in their sole discretion at any time without any liability other than for benefits due as of, or claims incurred prior to, the effective date of such termination, (ii) any Plan or (iii) any arrangement subject to the laws other than the United States similar in any material respect to (i) or (ii), except where such adoption, sponsorship, contribution, assumption, or incurrence of liabilities, does not and could not reasonably be expected to have a Material Adverse Effect.

(d) Adopt, sponsor, contribute to, assume an obligation to contribute to, or incur any liabilities, contingent or otherwise, or permit any ERISA Affiliate to adopt, sponsor, contribute to, assume an obligation to contribute to, or incur any liabilities, contingent or otherwise with respect to, (i) any multiemployer plan (as defined in section 4001(a)(3) of ERISA), or (ii) any arrangement subject to the laws other than the United States similar in any material respect to (i).

Section 9.09 Sale or Discount of Notes or Receivables. Except for the sale of defaulted notes or accounts receivable not made in connection with any financing transaction, Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, sell (with or without recourse or discount) any of its notes receivable or accounts receivable to any Person other than the Borrower or any Guarantor. The settlement or compromise of joint interest billings or of accounts receivable and other receivables in connection with the collection or compromise thereof will not constitute a sale for the purposes of the preceding sentence.

Section 9.10 Mergers, Etc. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve.

Section 9.11 Sale of Properties and Liquidation of Swap Agreements. As used herein, “Transfer” means to sell, assign, farm-out, convey or otherwise transfer Property or to Liquidate any Swap Agreement in respect of commodities, provided that Transfer does not include the grant or creation of a Lien. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, Transfer (1) any Oil and Gas Property or any interest in Hydrocarbons produced or to be produced therefrom, (2) any commodity Swap Agreement, (3) any Equity Interest in any Restricted Subsidiary that owns any Oil and Gas Property, any interest in Hydrocarbons produced or to be produced therefrom, or any commodity Swap Agreement or (4) any other asset or property (in this Section 9.11, an “E&P Subsidiary”), except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts of undeveloped acreage and assignments in connection with such farmouts;

(c) Transfers among the Borrower and the Restricted Subsidiaries provided that the provisions of Section 8.14 are complied with to the extent applicable; and

(d) the Transfer of equipment that is (i) worn out or obsolete, including any equipment that is no longer necessary, used or useful for the business of any Credit Party, (ii) replaced by equipment of at least comparable value or (iii) excess or surplus equipment; provided that the fair market value (based on the value of the proceeds received for each such sale or disposition) of the assets subject to such Transfers pursuant to this clause (d) do not to exceed (x) $75,000 in any calendar month and (y) $250,000 in the aggregate.

Section 9.12 Transactions with Affiliates. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, with any Affiliate (other than Parent Guarantor, the Borrower and the Restricted Subsidiaries) unless such transaction is upon terms that are no less favorable to it than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with a Person not an Affiliate or that are otherwise fair to Parent Guarantor, the Borrower or such Restricted Subsidiary from a financial point of view. The restrictions set forth in this Section 9.12 shall not apply to (a) executing, delivering, and performing obligations under the Loan Documents, the Notes Documents, Pre-Petition Term Loan Documents and the Pre-Petition RBL Loan Documents; (b) compensation to, and the terms of employment contracts with, individuals who are officers, managers and directors of Parent Guarantor or the Borrower in existence as of the Closing Date, (c) the issuance of Equity Interests (other than Disqualified Capital Stock) by Parent Guarantor or the Borrower and (d) transactions permitted under Section 9.04 or otherwise expressly permitted under this Agreement.

Section 9.13 Subsidiaries. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in the Borrower or any Restricted Subsidiary except to the Borrower or another Subsidiary Guarantor. None of the Borrower or any Restricted Subsidiary will have any Foreign Subsidiaries. Parent Guarantor and the Borrower will not permit any Equity Interests of any Restricted Subsidiary to be directly owned by any Person other than the Borrower or another Restricted Subsidiary. UP Energy will not directly own any subsidiary other than the Borrower and any Unrestricted Parent Entity.

Section 9.14 Negative Pledge Agreements; Subsidiary Dividend Restrictions. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (i) this Agreement and the Security Instruments, (ii) agreements with respect to Debt secured by Liens permitted by Section 9.03 or Section 9.03 but then only with respect to the Property that is financed by such Debt, (iii) documents creating Liens which are described in clause (d), (f), (h) or (i) of the definition of “Excepted Liens”, but then only with respect to the Property that is the subject of the applicable lease, document or license described in such clause (d), (f), (h) or (i) and (iv) agreements with respect to the Pre-Petition Term Loan Documents, Pre-Petition RBL Loan Documents and the Notes Documents) that in any way prohibits or restricts the granting, conveying, creation or imposition of the Liens on any of its Property in favor of the Collateral Agent for the benefit of the Secured Parties that are created pursuant to the Security Instruments to secure the Obligations. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents, the Revolving Loan Documents and the Senior Notes Documents) that restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to Parent Guarantor, the Borrower or any other Restricted Subsidiary.

Section 9.15 [Reserved].

Section 9.16 Non-Qualified ECP Counterparties. Parent Guarantor and the Borrower shall not permit any Guarantor that is not a Qualified ECP Counterparty to own, at any time, any Oil and Gas Properties. The Borrower shall not permit any Guarantor that is not a Qualified ECP Counterparty to own, at any time, any Equity Interests in any Restricted Subsidiaries.

Section 9.17 Modifications to Debt Documents. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any of the terms of any Subordinated Debt, including the Notes Documents, the Pre-Petition RBL Loan Documents and the Pre-Petition Term Loan Documents, without the prior written consent of the Required Lenders.

Section 9.18 Swap Agreements. Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, enter into or maintain any Swap Agreements with any Person other than Specified Swap Agreements with an Approved Counterparty fixing a price for a term ending no later than January 1, 2022 and the notional volumes for which (when aggregated with other Specified Swap Agreements then in effect) do not exceed, as of the date such Specified Swap Agreement is executed, (i) twenty five percent (25%) of the reasonably anticipated projected production from Oil and Gas Properties (as set forth in the most-recent Reserve Report delivered pursuant to the terms of this Agreement) for each month during the calendar year 2020 for crude oil and natural gas, calculated in the aggregate, and (ii) twelve and a half percent (12.5%), reasonably anticipated projected production from Oil and Gas Properties (as set forth in the most-recent Initial Reserve Report delivered pursuant to the terms of this Agreement) for each month during the calendar year 2021 for crude oil and natural gas, calculated in the aggregate.

Section 9.19 Organizational Matters. Except as required by the Plan of Reorganization, Parent Guarantor and the Borrower will not, and will not permit any Restricted Subsidiary to, (x) make any change in (i) the Borrower’s or any Guarantor’s corporate name, (ii) the jurisdiction in which the Borrower or any Guarantor is incorporated, formed, or otherwise organized, (iii) the location of the Borrower’s or any Guarantor’s chief executive office, (iv) the Borrower’s or any Guarantor’s identity or corporate, limited liability or partnership structure, or (v) the Borrower’s or any Guarantor’s organizational identification number in such jurisdiction of organization or federal taxpayer identification number or (y) make any amendment, modification or supplement to the certificate of formation, limited liability company agreement, articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any other Credit Party.

Section 9.20 Accounts. The Borrower and each Guarantor shall not open any Deposit Accounts, Commodities Accounts or Securities Accounts following the Closing Date, except as required by the Plan of Reorganization.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) (i) the Borrower shall fail to give notice of any Default as required under Section 8.02(a) or (ii) the Borrower or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(b) or (c), Section 8.02(b)-(d), Section 8.03(a), Section 8.20, Section 8.21 or Article IX (other than Section 9.01(c));

(e) (I) the Borrower or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in (x) Section 8.01(j), Section 8.12 or Section 8.13 and such failure shall continue unremedied for a period of fifteen (15) calendar days or (y) this Agreement (other than those specified in the foregoing clause (x), Section 10.01(a), Section 10.01(b), Section 10.01(d) or clause (II) below) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days, in each case of clauses (x) and (y), after the earlier to occur of (i) a Responsible Officer of the Borrower or any other Credit Party having knowledge of such default, or (ii) receipt of notice thereof by the Borrower from the Required Lenders or the Administrative Agent; or (II) the Borrower or any other Credit Party shall fail to observe or perform the covenant contained in Section 8.01(e) or Section 9.01(c) and such failure shall continue unremedied for a period of two (2) Business Days.

(f) the Borrower or any other Credit Party shall fail to make any payment of principal or interest on any Material Debt, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace, provided that a failure to pay described in this paragraph shall not at any time constitute an Event of Default if the exercise of the rights and remedies by a holder of such Material Debt against the obligors thereof is subject to the automatic stay in the Chapter 11 Cases.

(g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (giving effect to any applicable period of grace) the holder or holders of such Material Debt or any trustee or agent on its or their behalf to cause such Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity, provided that an event described in this paragraph shall not at any time constitute an Event of Default if the exercise of the rights and remedies by a holder of such Material Debt against the obligors thereof is subject to the automatic stay in the Chapter 11 Cases.

(h) [reserved].

(i) [reserved].

(j) except for the Chapter 11 Cases, the Borrower or any other Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer, which is not subject to an insolvency proceeding, does not dispute coverage) shall be rendered against the Borrower, any other Credit Party or any combination thereof and the same shall not be either discharged, vacated or stayed within thirty days after becoming a final judgment, except for a judgment against a Debtor entered prior to the Petition Date that is subject to the automatic stay in the Chapter 11 Cases.

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Credit Party party thereto, or shall be repudiated by any of them, or cease to create valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Liens of the priority set forth in the Orders on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or the Security Instruments, or the Borrower or any other Credit Party or any of their Affiliates shall so state in writing.

(m) a Change in Control shall occur.

(n) the Restructuring Support Agreement is terminated by any party thereto or otherwise terminates the Restructuring Support Agreement as to itself in accordance with the terms thereof; or

(o) any of the following shall have occurred in the Chapter 11 Cases:

(i) the bringing of a motion by any Debtor (or any Debtor supports any party that seeks the following relief), or the entry of any order by the Bankruptcy Court in the Chapter 11 Cases: (i) to obtain additional financing under section 364(c) or (d) of the Bankruptcy Code that does not provide for the repayment of all Obligations under this Agreement in full in cash; (ii) to grant any Lien other than Liens expressly permitted under this Agreement and the Orders upon or affecting any Collateral; (iii) except as provided in this Agreement and the Orders, as the case may be, to use cash collateral of the Collateral Agent under section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent and the Required Lenders; or (iv) that requests or seeks authority for or that approves, or provides authority to take, any other action or actions adverse to the rights and remedies of the Administrative Agent and the Lenders hereunder or their interest in the Collateral;

(ii) the filing by any Debtor of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, to which the Administrative Agent and the Required Lenders do not reasonably consent or otherwise agree to the treatment of their claims (or any Credit Party supports any other party that seeks the foregoing relief) unless (A) such plan of reorganization would, on the date of effectiveness, pay in full in cash all Obligations or (B) such plan is the Plan of Reorganization;

(iii) the termination or modification of any Debtor’s exclusive right to file and solicit acceptances of a plan of reorganization;

(iv) the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization (other than the Plan of Reorganization), without the prior written consent of the Required Lenders and the Consenting Lenders unless such plan of reorganization would, on the date of effectiveness, pay in full in cash all Obligations;

(v) the entry of an order in the Chapter 11 Cases amending, supplementing, staying, vacating or otherwise modifying any Loan Document or any of the Orders in a manner adverse to the Administrative Agent and the Lenders, in any case, without the prior written consent of the Required Lenders and the Administrative Agent;

(vi) the payment of, or application by any Credit Party (or any Credit Party supports any party that seeks the following relief) for authority to pay, any prepetition claim without the Required Lenders’ prior written consent other than (i) as provided in any “first day order” in form and substance reasonably acceptable to the Required Lenders, or (ii) as set forth in the Approved Budget (subject to the Permitted Variances) unless otherwise permitted under this Agreement;

(vii) the entry of an order by the Bankruptcy Court appointing, or the filing of an application by any Debtor or other Credit Party (or any Credit Party supports any party that seeks the following relief), for an order seeking the appointment of, in either case, without the consent of the Required Lenders, an interim or permanent trustee in the Chapter 11 Cases or the appointment of a receiver or an examiner under section 1104 of the Bankruptcy Code in the Chapter 11 Cases, with expanded powers (beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) to operate or manage the financial affairs, the business, or reorganization of the Debtors or with the power to conduct an investigation of (or compel discovery from) the Agents or the Lenders or any Pre-Petition Secured Parties;

(viii) the sale, without the Administrative Agent’s and the Required Lenders’ consent, of all or substantially all of the Borrower’s assets either through a sale under section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases or otherwise;

(ix) the dismissal of any of the Chapter 11 Cases or any Debtor shall file a motion or other pleading seeking the foregoing;

(x) the Debtors shall institute any proceeding or investigation, or support the same instituted by any other person, challenging the validity, enforceability, perfection or priority of the Liens securing the Obligations or any Liens securing any of the Pre-Petition RBL Loans or the Pre-Petition Term Loans;

(xi) the conversion of any of the Chapter 11 Cases from one under chapter 11 to one under chapter 7 of the Bankruptcy Code or any Debtor shall file a motion or other pleading seeking the conversion of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise;

(xii) the entry of an order by the Bankruptcy Court granting relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of any Debtor (other than assets subject to any set off, netting or recoupment by the applicable counterparty to any forward contract, derivative and hedge or insurance policy) having an aggregate fair market value in excess of $12,500,000; provided, however, that any modification of the automatic stay expressly provided by the Orders shall not constitute an event of default;

(xiii) the filing by any Debtor of an application (or any Credit Party supports any other party in seeking the following relief), seeking the entry of an order in the Chapter 11 Cases avoiding, subordinating, disgorging, setting off or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents or any adequate protection payments owing under the Orders;

(xiv) the failure of any Debtor to perform any of its material obligations under the Orders or any violation of any of the material terms of the Orders, to the extent any such failure or violation is the direct result of the conduct of the Debtors;

(xv) the filing by any Debtor (or any Debtor supports any other party in seeking the following relief) (1) of any challenge to the validity, extent, perfection or priority of any liens granted under the Pre-Petition RBL Loan Documents, Pre-Petition Term Loan Documents or the Loan Documents or (2) of any challenge, claim or cause of action with respect to the validity, enforceability or amount of the Obligations and any obligations arising under the Pre-Petition RBL Loan Documents or the Pre-Petition Term Loan Documents, or any other claim or cause of action against the Secured Parties or Pre-Petition Secured Parties;

(xvi) the remittance, use or application of cash collateral of the Debtors and proceeds of the Loans other than in accordance with the Orders;

(xvii) the filing by any Debtor of an application (or any Debtor supports any other party in seeking the following relief), or the entry of an order in any of the Chapter 11 Cases granting any other super priority administrative claim or Lien equal or superior to that granted to the Administrative Agent, on behalf of itself and the Secured Parties, without the prior written consent of the Required Lenders, in each case, except as may be set forth in the Orders, the Hedging Order and the Cash Management Order;

(xviii) the filing by any Debtor of an application (or any Debtor supports any other party in seeking the following relief), or the entry of any order granting, any superpriority claim which is senior or pari passu with the Lenders’ claims without the prior written consent of the Required Lenders, in each case, except as may be set forth in the Orders, the Hedging Order and the Cash Management Order;

(xix) the filing by any Debtor of an application (or any Debtor supports any other party in seeking the following relief), or the entry of an order precluding the Administrative Agent or the Pre-Petition RBL Agent or the Pre-Petition Term Loan Agent from having the right to, or being permitted to, “credit bid”;

(xx) any attempt by any Debtor (or support to another party) to reduce, avoid, set off or subordinate the Obligations or the Liens securing the Obligations to any other debt;

(xxi) the reversal, vacation or stay of the effectiveness of the Orders or any provision thereof without the prior written consent of the Required Lenders;

(xxii) the payment of or granting adequate protection with respect to any prepetition Indebtedness (other than with respect to payment permitted under the Orders);

(xxiii) subject to the Orders, an application for any of the orders described in this Section 10.01(o) shall be made by a Person other than the Administrative Agent or the Lenders and such application is not, to the extent reasonably requested by the Administrative Agent or the Required Lenders, contested by the Debtors in good faith;

(xxiv) the cessation of Liens, security interests or superpriority claims granted with respect to this Agreement or the Obligations to be valid, binding, enforceable and non-avoidable, and (with respect to the Liens) automatically, fully and properly perfected, in all respects;

(xxv) the Bankruptcy Court shall cease to have exclusive jurisdiction with respect to all matters relating to the exercise of rights and remedies under the Loan Documents, the Orders, the Liens granted under the Security Instruments and the Collateral; or

(xxvi) the occurrence or existence of any ERISA Event which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 10.02 Remedies.

(a) In the case of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, subject to any notice requirements provided in the Orders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor, (iii) exercise any and all of its other rights and remedies under applicable law, hereunder, under the other Loan Documents and the Orders, in each case, as directed by the Required Lenders, including (y) setting-off any and all amounts in accounts maintained by the Credit Parties with the Administrative Agent or the Lenders against the Obligations and/or cause Administrative Agent to enforce any and all Liens and security interests created pursuant to Security Instruments; and (iv) deliver written notice to the Bankruptcy Court, pursuant to the Orders, permitting the Administrative Agent and the Lenders to exercise all rights and remedies provided for in the Loan Documents.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity, including all remedies set forth in the Loan Documents, including Section 10.03.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent and the Collateral Agent, in each case, in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans and the payment of Secured Swap Obligations then due and owing to Secured Swap Parties;

(v) fifth, pro rata to any other Obligations;

(vi) sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Section 10.03 Bankruptcy Code and Other Remedies.

(a) Bankruptcy Code Remedies. During the continuance of an Event of Default, subject to any notice requirements in the Orders, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in the Orders, this Agreement, any other Loan Document and in any other instrument or agreement securing, evidencing or relating to any Obligation, all rights and remedies of a secured party under the Bankruptcy Code, the Uniform Commercial Code and any other applicable law.

(b) Disposition of Collateral. Subject to the Orders, without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by the Orders and any notice required by law referred to below) to or upon any Credit Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived (except as required by the Orders)), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self- help, without judicial process, without first obtaining a final judgment or giving any Credit Party or any other Person notice or opportunity for a hearing on the Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral, (iii) Dispose of, sell, grant option or options to purchase and deliver any Collateral (enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, (iv) withdraw all cash and Cash Equivalents in any deposit account or securities account of a Credit Party and apply such cash and Cash Equivalents and other cash, if any, then held by it as Collateral in satisfaction of the Obligations, and (v) give notice and take sole possession and control of all amounts on deposit in or credited to any deposit account or securities account pursuant to any related control agreement. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the Bankruptcy Code and other applicable law, upon any such private sale, to purchase the whole or any part of the Collateral so sold (and, in lieu of actual payment of the purchase price, may “credit bid” or otherwise set off the amount of such price against the Obligations), free of any right or equity of redemption of any Credit Party, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Credit Party further agrees, that, during the continuance of any Event of Default and subject to the Orders, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Credit Party’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Credit Party store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to sell any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall not have any obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

(d) Direct Obligation. Subject to the Orders, neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised by the Administrative Agent at the direction of the Required Lenders and not exclusive of any other rights or remedies provided by any Requirements of Law. To the extent it may lawfully do so, each Credit Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender or other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

(e) Commercially Reasonable. To the extent that any Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to do any of the following:

(i) fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Credit Party, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

Each Credit Party acknowledges that the purpose of clauses (i) through (viii) of this Section 10.03 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in such clauses. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to any Credit Party or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 10.03.

(f) Deficiency. Each Credit Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent and Collateral Agent as its agents to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Agent. The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. These duties shall be deemed purely ministerial in nature, and the Agents shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement against the Agents. Without limiting the generality of the foregoing: (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Agents shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent Guarantor, the Borrower or any of the Borrower’s Subsidiaries that is communicated to or obtained by the Agents or any of their Affiliates in any capacity. The permissive rights of the Agents to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Agents shall not be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from such Agent’s gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent or as to those conditions precedent expressly required to be to the applicable Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of Parent Guarantor, the Borrower and the Borrower’s Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Agent. The Agents shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Agents shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless such Agent shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Agents shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agents be required to take any action that, in its opinion or the opinion of its counsel, exposes such Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. If a Default has occurred and is continuing, no syndication agents or documentation agent shall have any obligation to perform any act in respect thereof. The Agents shall not be liable for any action taken or not taken by such Agent with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Agents shall not be liable for any action taken or not taken by such Agent hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. No Agent shall have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been grossly negligent in ascertaining the pertinent facts.

Nothing in this Agreement shall require any of the Agents to expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. None of the Agents shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Section 11.04 Reliance by Agent. The Agents shall be entitled to rely upon, shall not incur any liability for relying upon, and shall be fully protected in acting or refraining from acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by such Agent to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Agents also may rely upon any statement made to it and believed by such Agent to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agents may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by such Agent, and shall not be liable for any action taken or not taken by such Agent in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Sub-agents. The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agents may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agents. The Agents shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, each Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07 Agents as Lenders. Each Lender serving as an Agent (if any) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent Guarantor, the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.08 No Reliance. (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by Parent Guarantor, the Borrower or any of the Borrower’s Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of Parent Guarantor, the Borrower or the Borrower’s Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Parent Guarantor, the Borrower (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b) The Lenders acknowledge that the Administrative Agent is acting solely in administrative capacities with respect to the structuring of this Agreement and has no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and, if applicable, in its capacity as Lenders hereunder.

Section 11.09 Administrative Agent May File Proofs of Claim. In the Chapter 11 Cases and any other case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Parent Guarantor, the Borrower or any of the Restricted Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Except in each case with the consent of the applicable Lender, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens.

(a) Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to take the following actions and each of the Administrative Agent and the Collateral Agent hereby agrees to take such actions at the written request of the Borrower:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (x) (A) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) owing to the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents and owing to any Secured Swap Party under any Secured Swap Agreement (other than any Secured Swap Party that has advised the Administrative Agent that the Obligations owing to it are otherwise adequately provided for or novated), and (B) upon termination of all Swap Agreements with Secured Swap Parties (other than any Secured Swap Party that has advised the Administrative Agent that such Swap Agreements are otherwise adequately provided for or novated), (y) that is, or is to be, sold, released or otherwise disposed of as permitted pursuant to the terms of the Loan Documents, or (z) if approved, authorized or ratified in writing by the Required Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders);

(ii) [reserved];

(iii) to release any Guarantor from its obligations under the Guaranty and Collateral Agreement and the other Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents; and

(iv) to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing.

(b) Upon the request of the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10.

(c) Except as otherwise provided in Section 12.08 with respect to rights of setoff, and notwithstanding any other provision contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent and the Collateral Agent has any right to realize upon any of the Collateral individually, to enforce any Liens on Collateral, or to enforce the Guaranty and Collateral Agreement, and all powers, rights and remedies under the Security Instruments may be exercised solely by the Administrative Agent or the Collateral Agent on behalf of the Persons secured or otherwise benefitted thereby.

(d) By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 11.10.

Section 11.11 Successors By Merger, Etc. Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities, indemnities, privileges and protections as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Subject to Section 12.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to it at its address set forth on Schedule 12.01, and if to any Lender to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, III, IV or V, unless otherwise agreed by the Administrative Agent and the applicable Lender, if any, in writing. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Maturity Date without the written consent of each Lender affected thereby; provided, that Required Lenders (without the written consent of each Lender affected thereby) may by written consent extend the Maturity Date pursuant to clause (a) of the definition thereof, (iv) change Section 4.01(b), Section 4.01(c), the definition of “Applicable Percentage” or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby or hereunder, without the written consent of each Lender, (v) waive or amend Section 6.01 or Section 10.02(c), without the written consent of each Lender, (vi) release any Guarantor (except as set forth in the Guaranty and Collateral Agreement or in this Agreement) or release all or substantially all of the Collateral (other than as provided in Section 11.10), or (vii) change any of the provisions of this Section 12.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Administrative Agent, any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, as the case may be. Notwithstanding the foregoing, (1) any supplement to a Schedule hereto shall be effective simply by delivering to the Administrative Agent a supplemental Schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (2) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or to modify or add financial ratio covenants, negative covenants or Events of Default to cause such financial ratio covenants, negative covenants or Events of Default to be more onerous to the Borrower than those contained in this Agreement (prior to giving effect to such amendment), and (3) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or Property to become Collateral to secure the Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) Subject to, and to the extent permitted by, the Orders, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent (including the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the cost of environmental assessments and audits and surveys and appraisals, but limited, in the case of outside advisors, to the reasonable, documented and invoiced fees, charges and disbursements of one outside legal counsel and one local counsel in each relevant jurisdiction for the Administrative Agent and Collateral Agent, taken as a whole) and the Lenders (including the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the cost of environmental assessments and audits and surveys and appraisals, but limited, in the case of outside advisors, to the reasonable, documented and invoiced fees, charges and disbursements of the Specified Financial Advisor and the Specified Legal Counsel) in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented and invoiced costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent (or any sub-agent thereof) in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent (including the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the cost of environmental assessments and audits and surveys and appraisals, but limited, in the case of outside advisors, to the reasonable, documented and invoiced fees, charges and disbursements of one outside legal counsel and one local counsel in each relevant jurisdiction for the Administrative Agent and Collateral Agent, taken as a whole) and the Lenders (including the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the cost of environmental assessments and audits and surveys and appraisals and the reasonable, documented and invoiced fees, costs and expenses of legal counsel and other advisors, including financial advisors) in connection with the enforcement or protection of its rights (x) under this Agreement or any other Loan Document, including its rights under this Section 12.03, or (y) in connection with the Loans made hereunder, and including all such out-of-pocket expenses incurred during any restructuring or negotiations related thereto in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT (AND ANY SUB-AGENT THEREOF) AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, OR ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE BORROWER’S SUBSIDIARIES BY SUCH PERSON, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE

BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE BORROWER’S SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE BORROWER’S SUBSIDIARIES, OR ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO OR WHETHER BROUGHT BY THE BORROWER, ANY GUARANTOR OR ANY OTHER PARTY, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE BAD FAITH (OTHER THAN WITH RESPECT TO EACH AGENT (AND ANY SUB-AGENT THEREOF) AND EACH RELATED PARTY OF EACH AGENT (AND ANY SUB-AGENT THEREOF)), GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof).

(d) All amounts due under this Section 12.03 shall be payable not later than thirty (30) days after written demand therefor.

(e) Each party’s obligations under this Section 12.03 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 12.04 Successors and Assigns; No Third Party Beneficiaries.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement, and except for the foregoing Persons there are no third party beneficiaries to this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that (i) no consent of the Borrower shall be required for assignments by the Specified Assigning Lender ]of its Commitments and Loans held as of the Closing Date, (ii) no consent of the Borrower shall be required if such assignment is to a Lender or an Affiliate of a Lender or if an Event of Default has occurred and is continuing, (iii) if the Borrower has not responded within three (3) Business Days after delivery of any such request for a consent, such consent shall be deemed to have been given and (iv) such consent shall not be unreasonably withheld, delayed or conditioned; and

(B) the Administrative Agent; provided that (i) no consent of the Administrative Agent shall be required for assignments by the Specified Assigning Lender of its Commitments and Loans held as of the Closing Date and (ii) no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except in the case of assignments from a Lender to one of such Lender’s Approved Funds); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) no such assignment shall be made to a natural person, an Industry Competitor, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the Closing Date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender. This Section 12.04(b)(iv) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or such Treasury Regulations).

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that:

(i) such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(ii) such Participant must first agree to comply with Section 12.11;

(iii) no such participation may be sold to a natural person, an Industry Competitor, the Borrower, any other Credit Party or any Affiliate of the Borrower or any Credit Party; and

(iv) any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender retains the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant.

Each such Participant shall be entitled to the benefits of Section 5.01, 5.02 and 5.03 and shall be subject to the requirements of and limitations in Sections 5.01, 5.02, 5.03 and 5.05 (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender, i.e., the Lender selling such participation) to the same extent as if such Participant were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled at any time to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive at such time, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 5.03 as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.05 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything in this Agreement to the contrary, no Lender shall, at any time, assign all or a portion of its Loans to the Borrower, any other Credit Party or any Affiliate of the Borrower or any Credit Party.

(f) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Credit Party to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by Parent Guarantor and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof, or the resignation or removal of any Agent.

(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and Parent Guarantor and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG

THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE TERMS OF THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE ORDERS, THE PROVISIONS OF THE ORDERS SHALL GOVERN.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. Subject to the Orders, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency, and of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of Parent Guarantor, the Borrower or any Restricted Subsidiary against any of and all the obligations of Parent Guarantor the Borrower or such Restricted Subsidiary owed to such Lender or its Affiliates now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE BANKRUPTCY COURT AND THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM BRINGING SUIT AGAINST ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING (OR AS SOON THEREAFTER AS IS PROVIDED BY APPLICABLE LAW). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY (i) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT, THE FOREGOING WAIVER SHALL NOT LIMIT THE INDEMNITY OBLIGATIONS OF THE BORROWER UNDER SECTION 12.03 TO THE EXTENT ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE INCLUDED IN A THIRD PARTY CLAIM IN CONNECTION WITH WHICH AN INDEMNITEE IS ENTITLED TO INDEMNIFICATION BY THE BORROWER UNDER SECTION 12.03; AND (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over the disclosing party, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the express benefit of the Borrower containing provisions substantially the same as those of this Section 12.11, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or to any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to Parent Guarantor, the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 12.11 or becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source (other than any Credit Party) not known by them to be subject to confidentiality restrictions. For the purposes of this Section 12.11, “Information” means all information received from Parent Guarantor, the Borrower or any Subsidiary relating to Parent Guarantor, the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Parent Guarantor, the Borrower or a Subsidiary; provided that, in the case of information received from Parent Guarantor, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to rating agencies, market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any state or other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the Borrower, any of its Restricted Subsidiaries or any other Guarantors which arise under any Secured Swap Agreements. No Secured Swap Party shall have any voting or approval rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements. By accepting the benefits of the Collateral, each Secured Swap Party agrees that, notwithstanding anything to the contrary in any of its Swap Agreements with Parent Guarantor, the Borrower or any other Credit Party, Parent Guarantor, the Borrower and the other Credit Parties may grant Liens under the Loan Documents that burden and attach to such Swap Agreements and the rights of Parent Guarantor, the Borrower and the other Credit Parties thereunder.

Section 12.15 [Reserved].

Section 12.16 [Reserved].

Section 12.17 USA Patriot Act Notice. Each Agent and each Lender hereby notifies Parent Guarantor and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow it to identify the Borrower and each Guarantor in accordance with the Act.

Section 12.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Parent Guarantor and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or (except as expressly provided in Section 12.04) agency relationship between Parent Guarantor, the Borrower and its Subsidiaries and the Administrative Agent, the Collateral Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising Parent Guarantor, the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Lenders are arm’s-length commercial transactions between Parent Guarantor, the Borrower and their Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) each of Parent Guarantor and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) each of Parent Guarantor and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Collateral Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent Guarantor, the Borrower or any of their Subsidiaries, or any other Person; (ii) neither the Administrative Agent, the Collateral Agent nor the Lenders has any obligation to Parent Guarantor, the Borrower or any of their Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Parent Guarantor, the Borrower and their Subsidiaries, and neither the Administrative Agent, the Collateral Agent nor the Lenders has any obligation to disclose any of such interests to Parent Guarantor, the Borrower or their Subsidiaries. To the fullest extent permitted by Law, each of Parent Guarantor and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent and the Lenders with respect to any breach or alleged breach of agency (except as expressly set forth in Section 12.04) or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

The provisions of this Section 12.19 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	ULTRA RESOURCES, INC.

	By:	/s/ David W. Honeyfield
	Name:	David W. Honeyfield
	Title:	Senior Vice President and Chief Financial Officer

PARENT GUARANTOR:	UP ENERGY CORPORATION

	By:	/s/ David W. Honeyfield
	Name:	David W. Honeyfield
	Title:	Senior Vice President and Chief Financial Officer

Signature Page

Term Loan Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Name:	Nicole Kroll
Title:	Assistant Vice President

Signature Page

Term Loan Agreement

[CONSENTING LENDER SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT]

Signature Page

Term Loan Agreement

Schedule 1

Approved Counterparties

1.	Bank of Montreal

2.	Capital One, National Association

3.	Fifth Third Financial Risk Solutions, a division of Fifth Third Bank

4.	J. Aron & Company LLC

5.	Citadel Equity Fund Ltd.

6.	Shell Trading Risk Management, LLC

Schedule 1.02

Existing Investments

None.

Schedule 7.04(c)

Financial Condition; No Material Adverse Change

None.

Schedule 7.05

Litigation

None.

Schedule 7.06

Environmental Matters

None.

Schedule 7.14

Subsidiaries and Unrestricted Subsidiaries

Subsidiary or other Person Name	Type of Subsidiary	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office	Percentages of Equity Interest owned by other entity
UP Energy Corporation	N/A	Delaware	6357858	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

Ultra Resources, Inc.	Restricted Subsidiary	Delaware	6357887	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

Keystone Gas Gathering, LLC	Restricted Subsidiary	Delaware	5090817	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

Ultra Wyoming, LLC	Restricted Subsidiary	Delaware	6357889	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

UPL Pinedale, LLC	Restricted Subsidiary	Delaware	5585850	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

UPL Three Rivers Holdings, LLC	Restricted Subsidiary	Delaware	5414104	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

Ultra Wyoming LGS, LLC	Restricted Subsidiary	Delaware	5252341	116 Inverness Drive, Suite 400 Englewood, CO 80112	100%

Schedule 7.18

Gas Imbalances; Take of Pay; Other Prepayments

None.

Schedule 7.19

Marketing Contracts

None.

Schedule 7.20

Swap Agreements as of the Closing Date

None.

Schedule 9.01

Milestones

1. As soon as reasonably practicable, but in no event later than three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

2. As soon as reasonably practicable, but in no event later than fourteen (14) days after the Petition Date, the Debtors shall have filed with the Bankruptcy Court the Plan of Reorganization and the Disclosure Statement;

3. As soon as reasonably practicable, but in no event later than forty (40) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

4. As soon as reasonably practicable, but in no event later than sixty (60) days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order;

5. As soon as reasonably practicable, but in no event later than one hundred and fifteen (115) days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

6. As soon as reasonably practicable, but in no event later than one hundred and forty-five (145) days after the Petition Date, the Plan Effective Date shall have occurred.

As used in this Schedule 9.01, the following terms have the meanings specified below:

“Disclosure Statement” means the related disclosure statement with respect to the Plan of Reorganization that is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure and other applicable law, and all exhibits, schedules, supplements, modifications and amendments thereto, all of which shall be consistent in all material respects with the Restructuring Support Agreement and otherwise in form and substance reasonably acceptable to the Required Lenders.

“Disclosure Statement Order” means the order approving the Disclosure Statement, which order shall be consistent in all material respects with the Restructuring Support Agreement and otherwise in form and substance reasonably acceptable to the Required Lenders.

Schedule 9.02

Debt

None.

Schedule 9.03

Liens

None.

Schedule 12.01

Notices

Entity	Notice Addresses
Borrower:

Ultra Resources, Inc.

Address:

116 Inverness Drive East, Suite 400

Englewood, CO 80112

Attention: David Honeyfield

Telephone: (281) 876-0120

Fax: (281) 876-2831

Email: dhoneyfield@ultrapetroleum.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention: Mary Kogut Brawley

Telephone: 713-836-3650

Email: mary.kogut@kirkland.com

Administrative Agent:

Wilmington Trust, National Association

Address:

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: 612-217-5651

Email: jrose@wilmingtontrust.com

With a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Ronald A. Hewitt

Telephone: 212-841-1010

Email: rhewitt@cov.com

Execution Version

ANNEX I

Total Commitments

[On file with the Company]

ANNEX II

Initial Budget

[On file with the Company]

Exhibit A-1

EXHIBIT A

FORM OF NOTE

$[___________]	_________________, 202[_]

FOR VALUE RECEIVED, ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”) hereby promises to pay to [    ] (the “Lender”), at the office of Wilmington Trust, National Association (the “Administrative Agent”), located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, the principal sum of [ ] Dollars ($[    ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020, among the Borrower, the Parent Guarantor, the Administrative Agent, and the lenders and other parties signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note. The Credit Agreement contains requirements for the transfer of this Note and the registration of such transfer.

[Remainder of page intentionally left blank]

Exhibit A-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ULTRA RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF BORROWING REQUEST

[__________], 20[ ]

ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the lenders (the “Lenders”) which are or become parties thereto, and the other parties thereto (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), hereby requests a Borrowing as follows:

(i)	Aggregate amount of the requested Borrowing is $[_______];

(ii)	Date of such Borrowing is [__________], 20[__];

(iii)	Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)	In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is one month;

(v)	Amount of Borrowing Base in effect on the date hereof is $[________];

(vi)	Amount of the Total Commitment in effect on the date hereof is $[______];

(vii)	The undersigned Borrower hereby authorizes and directs the Administrative Agent to disburse the net proceeds of the proposed Borrowing as set forth in a separate funds flow memorandum.

Exhibit B-1

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

ULTRA RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit B-1

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[_______], 20[_]

ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the lenders (the “Lenders”) which are or become parties thereto, and the other parties thereto (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)

The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [___];

(ii)	The effective date of the election made pursuant to this Interest Election Request is [___], 20[_];[and]

(iii)	The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[If the resulting Borrowing is a Eurodollar Borrowing, add the following:]

[(iv)	The Interest Period applicable to the resulting Borrowing after giving effect to such election is one month].

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

ULTRA RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C-1

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [________] of ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”), among the Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the lenders (the “Lenders”) which are or become a party thereto, and the other parties thereto, the undersigned certifies on behalf of the Borrower (and not individually) as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a) There exists no Default or Event of Default [or specify Default and describe any action taken or proposed to be taken with respect thereto].

(b) No change in GAAP or in the application thereof has occurred since December 31, 2019 that affects the financial statements accompanying this certificate [except _____________].

EXECUTED AND DELIVERED this [_____] day of [______].

ULTRA RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit D-1

EXHIBIT E

SECURITY INSTRUMENTS

Unless otherwise defined herein, each capitalized term used in this Exhibit E has the meaning assigned to such term in that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020, among the Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the Lenders which are or become parties thereto, and the other parties thereto.

That certain Guaranty and Collateral Agreement, dated as of the Effective Date, among the Credit Parties and the Collateral Agent.

Financing Statements in respect of the foregoing.

Exhibit E-1

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower:	Ultra Resources, Inc., a Delaware corporation (the “Borrower”)

4.	Administrative Agent:	Wilmington Trust, National Association, as the Administrative Agent under the Credit Agreement

[1]	Select as applicable.

Exhibit F-1

5.	Credit Agreement:	Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May [•], 2020, among the Borrower, the Parent Guarantor, the Lenders parties thereto, Wilmington Trust, National Association, as Administrative Agent, and the other parties thereto

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

	$	$	%

	$	$	%

	$	$	%

Effective Date: ______________, 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F-2

[Consented to and][3] Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit F-3

ANNEX 1

[______________________]4

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[4]	Describe Credit Agreement at option of Administrative Agent.

Exhibit F-4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and the other parties to the Credit Agreement and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit F-5

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDERS; NOT PARTNERSHIPS)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), among Ultra Resources, Inc., a Delaware corporation, as Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:_________ __, 20[_]

Exhibit G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), among Ultra Resources, Inc., a Delaware corporation, as Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:_________ __, 20[_]

Exhibit G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANTS; PARTNERSHIPS)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), among Ultra Resources, Inc., a Delaware corporation, as Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:_________ __, 20[_]

Exhibit G-3-1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDERS; PARTNERSHIPS)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement), among Ultra Resources, Inc., a Delaware corporation, as Borrower, the Parent Guarantor, Wilmington Trust, National Association, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:_________ __, 20[_]

Exhibit G-4-2